                                                                    EXHIBIT 10.1


                                    SUBLEASE

     THIS SUBLEASE ("Sublease") is made as of July 22, 1999, by ADC Wireless Systems, Inc., a Minnesota corporation ("Sublandlord"), and MP3.com, Inc., a Delaware corporation ("Subtenant").

     BACKGROUND:

     A. Spieker Properties, L.P., a California limited partnership, as Landlord ("Prime Landlord"), and Sublandlord, as Tenant, entered into an Industrial Net Lease dated February 25, 1998 (the "Prime Lease"), regarding certain premises consisting of approximately 60,900 square feet of space (the "Premises") in the building known as Bridge Pointe Corporate Centre, Phase I, located within the Eastgate Technology Park at 4790 Eastgate Mall in San Diego, California, all as described in the Prime Lease. A copy of the Prime Lease is attached hereto as Exhibit A.

     B. Sublandlord and Subtenant wish to enter into a sublease for the Premises, including all appurtenances attached thereto, upon the terms and conditions set forth below.

     AGREEMENTS:

     1. SUBLEASE. Subtenant agrees to sublease from Sublandlord, and Sublandlord agrees to sublease to Subtenant, the Premises upon the terms and conditions set forth below, together with the 216 unreserved parking spaces leased to Sublandlord pursuant to the Prime Lease.

     2. SUBLEASE TERM. The term of this Sublease ("Sublease Term") will commence on August 1, 1999 ("Commencement Date") and will expire on July 31, 2005. Sublandlord shall not be subject to any liability to Subtenant for delay in obtaining the Prime Landlord's Consent so long as Sublandlord has used diligent efforts to obtain timely consent from Prime Landlord, nor shall such delay affect the validity of this Sublease, the obligations of Subtenant hereunder or affect the Expiration Date or extend the Term hereof, but in such case, Subtenant shall not be obligated to pay Rent or perform any other obligation of Subtenant under the terms of this Sublease until (1) Sublandlord's complete vacancy of the Building (including removal of all personal property and Building signage); and (2) receipt of the Prime Landlord's Consent. If the Commencement Date is delayed beyond August 6, 1999 due to a delay in Sublandlord's complete vacancy of the Premises, Sublandlord shall pay to Subtenant $2,000.00, on a per diem basis, for each day that the complete vacancy of the Premises occurs after August 6, 1999. Sublandlord and Subtenant will cooperate in good faith to identify and hire a contractor reasonably acceptable to both parties to remove Sublandlord's signage and install Subtenant's signage, provided that the cost for signage removal and installation will be billed separately to Sublandlord and Subtenant, with Sublandlord paying for signage removal and Subtenant paying for signage installation.

     3. USE; TRANSFERRED PERSONAL PROPERTY. Subtenant shall use the Premises only for administrative office, laboratory and warehouse purposes and uses incidental thereto, and any other uses approved by Prime Landlord. Sublandlord also hereby conveys to Subtenant, for good and valuable consideration, all of Sublandlord's right, title and interest in and to the personal property listed on Exhibit B attached hereto which is located within the Premises (the "Transferred Property"). Subtenant shall remove the same from the Premises if required by the terms of the Prime Lease on expiration of Sublease Term.

     4. CONDITION OF PREMISES. Sublandlord shall deliver possession of the Premises to Subtenant on the Commencement Date, broom-clean with all personal property removed but otherwise in their "as-is" condition and with all faults, excepting only that Sublandlord shall warrant that all building systems (including without limitation, the HVAC equipment) shall be in good operating order and condition upon delivery of the Premises to Subtenant subject to Prime Landlord's maintenance and repair obligations under Section 10 of the Prime Lease. Subtenant shall have access to the Premises commencing at 8:00 a.m. On July 24, 1999 for moving and installation of Subtenant's equipment, fixtures and other personal property. Sublandlord shall repair all damage to the Premises and the Building and the exterior of the Building caused by Sublandlord's removal of the signage and Sublandlord's property.

                                       1.

     5. ALTERATIONS. Subtenant shall not make or cause to be made any alterations, additions or improvements to the Premises (or any changes to the Improvements) without both (a) the prior written consent of Sublandlord, which consent shall not be unreasonably withheld, delayed or conditioned and (b) the prior written consent of Prime Landlord; provided, however, that Subtenant shall be permitted to make or cause to be made any changes to the Premises without Sublandlord's prior written consent if (a) such alterations, additions or improvements to the Premises are permitted to be made by Sublandlord under
Section 12 of the Prime Lease without the prior written consent of Prime Landlord, or (b) such alterations, additions or improvements to the Premises are in accordance with the design specifications provided to Sublandlord prior to the date hereof. If Subtenant obtains the written consent of Sublandlord to a proposed alteration, Subtenant shall also obtain Prime Landlord's approval (at Subtenant's sole expense) for any alterations made or contractor services used in the Premises in accordance with the provisions of the Prime Lease, and, as part of such consent, Subtenant shall also obtain Prime Landlord's written notice regarding whether removal of such alterations will be required by Prime Landlord as part of the surrender obligations under the Prime Lease, as provided in Section 12 of the Prime Lease. In the event Subtenant requests Sublandlord's consent to any alterations, additions or improvements to the Premises, Sublandlord shall notify Subtenant within 10 days after receipt of Subtenant's notice as to whether Sublandlord consents to the alterations, additions or improvements to the Premises. Failure of Sublandlord to respond within such 10 day period shall be deemed a consent to such alterations, additions or improvements to the Premises. Sublandlord shall not object to any proposed alterations, additions or improvements to the Premises on the basis of aesthetic considerations provided that such alterations, additions or improvements to the Premises otherwise comply with all requirements regarding alterations contained in the Prime Lease.

     6. RENT. Subtenant will pay monthly base rent for the Premises ("Base Rent") in advance, without abatement, deduction or setoff, commencing on the Commencement Date and on the first day of each calendar month thereafter during the Sublease Term, in an amount equal to Seventy-Six Thousand One Hundred Twenty-Five Dollars ($76,125.00). Subtenant will also pay, as additional rent, Subtenant's Proportionate Share (as defined below) of all other payments due the Prime Landlord under the Prime Lease, including, without limitation, Operating Expenses (as defined in the Prime Lease), as and when they shall become due under the Prime Lease. For purposes of this Sublease, "Rent" shall mean Base Rent and additional rent, and "Subtenant's Proportionate Share" shall mean Tenant's Proportionate Share as defined in the Prime Lease. Subtenant will pay Sublandlord Base Rent and additional rent for the first month of the Sublease Term, upon mutual execution of this Sublease.

     Commencing on August 1, 2000, and on August 1 of each year thereafter during the Sublease Term, Base Rent shall increase annually by four percent (4%) over the Base Rent in effect immediately prior to such increase.

     7. SECURITY DEPOSIT. Subtenant shall, upon mutual execution of this Sublease, deposit with Sublandlord the sum of Seventy-Six Thousand One Hundred Twenty-Five Dollars ($76,125.00) as security for the full performance of every provision of this Sublease to be performed by Subtenant. If Subtenant defaults with respect to any provision of this Sublease, Sublandlord may use, apply or retain all or any part of this security deposit (or any additional security as hereinafter required) for the payment of any base rent, additional rent or any other sum in default, or for the payment of any other amount which Sublandlord may spend or become obligated to spend by reason of Subtenant's default, or to compensate Sublandlord for any other loss, cost or damage which Sublandlord may suffer by reason of Subtenant's default. If any portion of said deposit or additional security is so used or applied, Subtenant shall, within ten (10) days after written demand therefor, deposit cash with Sublandlord in an amount sufficient to restore the security deposit to its original amount and Subtenant's failure to do so shall be a breach of this Sublease. Sublandlord shall not, unless otherwise required by law, be required to keep this security deposit (or any additional security as hereinafter required) separate from its general funds nor pay interest to its Subtenant. If Subtenant defaults with respect to any provision of this Sublease more than twice in any calendar year, Subtenant shall, as additional security for Subtenant's performance of this Sublease and within ten (10) days after written demand therefor, deposit cash with Sublandlord equal to twice the monthly Base Rent in effect for the month in which Subtenant's third default occurred.

                                       2.

     8. PRIME LEASE. This Sublease shall be subject and subordinate to all of the terms and provisions of the Prime Lease. Except for payments of Rent and Operating Expenses under Sections 6 and 7 of the Prime Lease (which payments shall be made by Sublandlord), and, except as otherwise provided herein, Subtenant hereby agrees to perform for Sublandlord's benefit, during the term of this Sublease, all of Sublandlord's obligations under the Prime Lease but only to the extent they accrue during the term of this Sublease. Sublandlord shall not exercise its option to renew the Prime Lease contained in Section 38 thereof. Sublandlord shall reasonably cooperate with Subtenant to obtain Prime Landlord's consent to Subtenant's continued use and occupancy of the Premises after the expiration of the Sublease Term, provided that such use and occupancy shall be pursuant to a direct lease between Subtenant and Prime Landlord.

     9.   INCORPORATION OF PRIME LEASE.

          (a) Except as otherwise provided in this Sublease, all of the terms and provisions of the Prime Lease are incorporated into and made a part of this Sublease, and the rights and obligations of the parties under the Prime Lease are hereby imposed upon the parties hereto with respect to the Sublease Premises, the Sublandlord being substituted for the Landlord in the Prime Lease, the Subtenant being substituted for the Tenant in the Prime Lease.

          (b)  Notwithstanding the foregoing:

               (i) the following Sections of the Prime Lease are not incorporated herein: Basic Lease Information (Lease Date, Tenant, Tenant's Notice Address, Tenant's Billing Address Tenant Contact, Landlord, Address of Landlord, Scheduled Term Commencement Date, Length of Term, Estimated First Year Operating Expenses, Rent, Security Deposit) 2, 3, 19, 20, 38, and Exhibits B, D and F.

               (ii) Each of the parties hereto shall fully perform all of their respective obligations hereunder, and shall indemnify, defend, protect, and hold harmless the other party from any and all liability, damages, liabilities, claims proceedings, actions, demands and costs (including reasonable attorneys' fees) resulting, directly or indirectly, from their failure to perform their respective obligations.

               (iii) Upon any termination of the Prime Lease, this Sublease shall also terminate. If Prime Landlord seeks to terminate the Prime Lease because of a default or alleged default by Sublandlord under the Prime Lease (other than a default or alleged default caused by the default by Subtenant under this Sublease), Sublandlord shall take all action required to reinstate the Prime Lease. Further, if Rent is abated under the Prime Lease, Rent hereunder shall also be abated in the same proportion.

               (iv) Subtenant shall indemnify, defend, protect, and hold Sublandlord harmless from and against all actions, claims, demands, costs, liabilities, losses, reasonable attorneys' fees, damages, penalties, and expenses (collectively "Claims") which may be brought or made against Sublandlord or which Sublandlord may pay or incur to the extent caused by (A) a breach of this Sublease by Subtenant, (B) any violation of law by Subtenant or its employees, agents, contractors or invitees ("Agents") relating to the use or occupancy of the Sublease Premises, (C) the negligence or willful misconduct of Subtenant or its Agents, or (D) Subtenant's use or occupancy of the Premises. Sublandlord shall indemnify, defend, protect, and hold Subtenant harmless from and against all actions, claims, demands, costs, liabilities, losses, reasonable attorneys' fees, damages, penalties and expenses which may be brought or made against Subtenant or which Subtenant may pay or incur to the extent caused by
(A) the negligence or willful misconduct of Sublandlord or its Agents occurring on or about the Premises, (B) the failure by Sublandlord to comply with or perform its obligations under the Prime Lease and/or this Sublease (before or after the Commencement Date), (C) a breach by Sublandlord of any of its representations or warranties to Subtenant under this Sublease, or (D) Sublandlord's use or occupancy of the Premises.

               (v) Sublandlord represents to Subtenant that (A) the Prime Lease is in full force and effect, (B) the copy of the Prime Lease which is attached to this Sublease as EXHIBIT A is a true, correct and complete copy of the Prime Lease, (C) to Sublandlord's actual knowledge, no default exists on the part of Sublandlord, or has there occurred any event which, with the giving of notice or passage of time or both, could constitute such a default or event of

                                       3.

default, and (D) to Sublandlord's actual knowledge, there are no pending or threatened actions, suits or proceedings before any court or administrative agency against Sublandlord which could, in the aggregate, adversely affect the Premises or of Sublandlord to perform its obligations under the Sublease, and Sublandlord is not aware of any facts which might result in any actions, suits or proceedings.

               (vi) The provisions and obligations of the foregoing Section 7(b)(ii) and (v) shall survive the termination of this Sublease.

     10. SUBTENANT'S RIGHTS AS TO PRIME LANDLORD. Sublandlord shall not be liable for any nonperformance of or noncompliance with or breach or failure to observe any term, covenant or condition of the Prime Lease upon Prime Landlord's part to be kept, observed, performed or complied with, or for any delay or interruption in Prime Landlord's performing its obligations thereunder, provided that Sublandlord shall cooperate with Subtenant in assisting Subtenant in enforcing the terms of the Prime Lease, to the extent provided below. Sublandlord assigns unto Subtenant, for so long as this Sublease shall be in force and effect, any and all assignable rights and causes of action which Sublandlord may have against Prime Landlord with respect to the Premises due to defaults by Prime Landlord under the Prime Lease. Sublandlord will cooperate with and join with Subtenant in any claims or suits brought by Subtenant against Prime Landlord under the Prime Lease, provided that such participation shall be without cost or expense to Sublandlord.

     11. INSURANCE . Subtenant will, during the Sublease Term, continuously maintain commercial general liability insurance as required under the Prime Lease, which insurance policy shall name Sublandlord as an additional insured party, and a certificate thereof acceptable to Sublandlord shall be delivered to Sublandlord prior to the delivery of the Premises to Subtenant.

     12. ASSIGNMENT AND SUBLETTING. Subtenant may not, without the prior written consent of Sublandlord (which consent shall not be unreasonably withheld), assign or pledge this Sublease, sublet all or any part of the Premises, allow any liens to be placed on this Sublease or the Premises, or suffer this Sublease or the Premises or any portion thereof to be attached or taken upon execution. Sublandlord may assign its interest under this Sublease at any time, and in such case Sublandlord shall be released from any liability arising under this Sublease after the effective date of such assignment.

     13. TERMINATION. This Sublease shall terminate at the end of the Sublease Term hereof. Subtenant will peacefully and quietly vacate and surrender the Premises to Sublandlord at the expiration of the Sublease Term, in the condition called for under the Prime Lease, provided that Subtenant shall not be required to remove or replace any alterations or improvements that were constructed prior to the Sublease Term. The existence of this Sublease is dependent and conditioned upon the continued existence of the Prime Lease, and in the event of the cancellation or termination of the Prime Lease, this Sublease automatically shall be terminated; provided, however, that this provision shall not be deemed to release Sublandlord of liability if the Prime Lease is canceled or terminated due to a default by Sublandlord as Tenant under the Prime Lease, which default did not result, in whole or in part, from a default by Subtenant under this Sublease. Sublandlord will not amend, alter or modify any of the provisions of the Prime Lease affecting Subtenant, or surrender the Prime Lease, without Subtenant's consent, which consent may be granted or withheld in Subtenant's sole discretion. Sublandlord shall have no liability to Subtenant due to the termination of the Prime Lease by reason of any default by Subtenant under this Sublease, or by reason of any condemnation or destruction of the Premises. If, without the fault of Sublandlord hereunder the Prime Lease should terminate prior to the expiration of this Sublease, Sublandlord shall have no liability to Subtenant. To the extent that the Prime Lease grants Sublandlord any discretionary right to terminate the Prime Lease, whether due to casualty, condemnation, or otherwise, Sublandlord shall not exercise such right without the prior written consent of the Subtenant which consent may be granted or withheld in Subtenant's sole discretion.

     14. QUIET ENJOYMENT; SUBLANDLORD DEFAULTS. Subtenant shall peacefully have, hold and enjoy the Subleased Premises, subject to the terms and conditions of this Sublease and subject to the Prime Lease, provided that Subtenant pays all rent and performs all of Subtenant's covenants and agreements contained herein. In the event, however, that Sublandlord defaults in

                                       4.

the performance or observance of any of Sublandlord's obligations under this Sublease or receives a notice of default from Prime Landlord under the Prime Lease, then Subtenant shall give written notice to Sublandlord specifying in what manner Sublandlord has defaulted. If such default shall not be cured within a reasonable time, but in no event later than thirty (30) days after Sublandlord's receipt of such written notice from Subtenant (except that if such default cannot be cured within said thirty (30) day period, this period shall be extended for an additional reasonable time, provided that Sublandlord commences to cure such default within such thirty (30) day period and proceeds diligently thereafter to effect such cure as quickly as possible), then Subtenant shall be entitled, at Subtenant's option, to cure such default and promptly collect from Sublandlord Subtenant's reasonable expenses in so doing (including, without limitation, reasonable attorneys' fees and court costs) unless such default by Sublandlord is caused by a default of Subtenant hereunder (in which case Sublandlord shall not be liable for Subtenant's costs to cure the default). Subtenant shall not be required to wait the entire cure period provided for herein if earlier action is required to prevent a termination by Prime Landlord of the Prime Lease and Sublandlord has failed to take such earlier action.

     15. SUBTENANT DEFAULTS. If Subtenant defaults in its obligations under this Sublease, Sublandlord shall have all of the same rights and remedies against Subtenant as would be available to the Prime Landlord against Sublandlord if Sublandlord were in default under the Prime Lease, as fully as if such rights and remedies were set forth in this Sublease.

     16. NOTICES. Any notice or demand permitted or required hereunder shall be deemed given or made if, and shall not be deemed to have been given or made unless, it is in writing and deposited in the United States mails certified, return receipt requested, postage prepaid, addressed as follows:

     If to Sublandlord: ADC Wireless Systems, Inc.
                        c/o ADC Telecommunications, Inc.
                        12501 Whitewater Drive
                        Minnetonka, MN  55343
                        Attention:  General Counsel

     If to Subtenant: MP3.com, Inc.
                      10350 Science Center Drive
                      San Diego, CA  92121
                      Attention:  Steven M. Przesmicki

The foregoing addresses may be changed from time to time by notice as above provided, which change shall be effective ten (10) days after notice is given.

     17. ENTIRE AGREEMENT. This Sublease contains the entire agreement between Sublandlord and Subtenant regarding the Premises. Subtenant has not relied on any statement, representation or warranty of any person except as set out in this Sublease. This Sublease may be modified only by an agreement in writing signed by Sublandlord and Subtenant. No surrender of the Premises, or of the remainder of the Sublease Term, will be valid unless accepted by Sublandlord in writing.

     18. SUCCESSORS AND ASSIGNS. All provisions of this Sublease will be binding on and for the benefit of the successors and assigns of Sublandlord and Subtenant, except that no person or entity holding under or through Subtenant in violation of any provision of this Sublease will have any right or interest in this Sublease or the Premises.

     19. PRIME LANDLORD CONSENT. This Sublease, including and the obligations of Sublandlord and Subtenant hereunder, is contingent upon the written consent of the Prime Landlord to the terms hereof, which consent shall be substantially in the form attached hereto as Exhibit D. If such consent has not been obtained by Sublandlord within thirty (30) days after the date of Sublandlord's execution of this Sublease, Subtenant may, within ten (10) days thereafter, terminate this Sublease by written notice to Sublandlord whereupon Sublandlord shall return to Subtenant all sums paid by Subtenant to Sublandlord in connection with its execution of this Sublease. Sublandlord shall use commercially reasonable efforts to obtain Prime Landlord's consent to this Sublease as soon as practicable.

                                       5.

     20. USE OF PERSONAL PROPERTY. Sublandlord leases certain modular furniture (the "Leased Property") from Steelcase Financial Services, Inc., a Michigan corporation ("Steelcase"), pursuant to a Prime Lease Agreement dated July 13, 1998 (the "Personal Property Lease"), a copy of which is attached hereto as Exhibit C. Sublandlord assigns to Subtenant, and Subtenant assumes from Sublandlord, effective as of four months after the Commencement Date ("Personal Property Assumption Date"), Sublandlord's obligations under the Personal Property Lease. Commencing on the Personal Property Assumption Date, Subtenant will perform all obligations of the Personal Property Lease and shall pay directly to Steelcase the monthly rental payments of $17,946.80 as and when such payments are due under the Personal Property Lease. Notwithstanding the foregoing, Sublandlord and Subtenant will use commercially reasonable efforts to obtain a contract for Subtenant's lease of the Leased Property directly with Steelcase on or before December 1, 1999. If Steelcase refuses to execute such an agreement, or if Steelcase prohibits assignment of the Personal Property Lease to Subtenant, then Subtenant shall continue to make monthly rental payments from and after the Personal Property Assumption Date in the amount of $17,946.80 to Steelcase, as and when the same become due and payable under the Personal Property Lease (or, in the alternative if requested by Sublandlord, Subtenant will make such payments directly to Sublandlord together with Subtenant's payment of monthly rent) throughout the Sublease Term. Sublandlord will pay throughout the Sublease term all amounts owed to Steelcase for the lease of the carpet in the Premises as and when the same become due and payable.

     21. SIGNAGE. Subtenant, at Subtenant's sole cost and expense, shall have the right to install signage on the Building, subject to the requirements of the Prime Lease.

     22. COUNTERPARTS. This Sublease may be signed in any number of counterparts, each when taken together shall constitute an original agreement.

     23. MUTUAL WAIVER OF SUBROGATION. The waiver of subrogation provision set forth in Section 9 of the Prime Lease shall be deemed a three party agreement binding among and inuring to the benefit of Sublandlord, Subtenant and Prime Landlord (by reason of its consent to hereto).

     24.  CASUALTY.

          (a) TERMINATION OF PRIME LEASE. If the Premises is damaged or destroyed and Prime Landlord exercises any option to terminate the Prime Lease, if any, this Sublease shall terminate as of the date of the termination of the Prime Lease. So long as Subtenant is not in default under this Sublease beyond the applicable notice and cure period for such default on the date of such damage or destruction, Subtenant shall have the same rights of termination under this Sublease as Sublandlord may have to terminate the Prime Lease upon an event of damage or destruction under the Prime Lease, and Sublandlord shall not exercise any such rights of termination without the prior written consent of Subtenant. In the event Subtenant is in default under this Sublease beyond the applicable notice and cure period for such default on the date of such damage or destruction, then Sublandlord shall have the right to exercise any termination right granted to Sublandlord under subparagraph 24 of the Prime Lease without Subtenant's consent.

          (b) CONTINUATION OF SUBLEASE. If the Prime Lease is not terminated following any damage or destruction as provided above, this Sublease shall remain in full force and effect; provided, however, that (i) Sublandlord shall act with reasonable diligence to enforce any obligation of Prime Landlord to rebuild the Premises in accordance with the Prime Lease, if such rebuilding is authorized under the Prime Lease, and (ii) Subtenant shall be entitled to abatement of Rent under this Sublease to the extent that Sublandlord's Rent is abated under the Prime Lease.

     25.  CONDEMNATION.

          (a) TOTAL CONDEMNATION. If all of the Premises are condemned by eminent domain, inversely condemned or sold in lieu of condemnation, for any public or a quasi-public use or purpose ("Condemned" or "Condemnation"), this Sublease shall terminate as of the date of title vesting in such proceeding, and Rent shall be adjusted to the date of termination.
                                       6.

          (b) PARTIAL CONDEMNATION. If any portion of the Premises is Condemned, and Prime Landlord exercises any option to terminate the Prime Lease, this Sublease shall automatically terminate as of the date of the termination of the Prime Lease.

          (c) SUBTENANT'S AWARD. Subject to the provisions of the Prime Lease, Subtenant shall have the right to recover from the condemning authority, such compensation as may be separately awarded to Subtenant in connection with such Condemnation proceedings, as permitted under Section 23 of the Prime Lease, but not otherwise.

     26. BROKERS. Each party warrants and represents that it has had no dealings with any real estate broker, agent or finder, other than Cushman Realty or Colliers International (the "Brokers"), in connection with the negotiation of this Sublease, and that it knows of no other real estate broker or agent who is entitled to any commission or finder's fee in connection with the Premises or this Sublease. Sublandlord shall pay any real estate brokerage fees arising from this Sublease, in accordance with a separate written agreement with the Brokers which Sublessor warrants and represents to Sublessee has been entered into by Sublessor and Brokers as of the date hereof. Each party shall indemnify and hold the other harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation, attorneys' fees and costs) arising from any claim for a leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than the Brokers in connection with the Premises or this Sublease.

     EXECUTION:

     Sublandlord and Subtenant have executed this Sublease as of the date first stated above.

                                        SUBLANDLORD:

                                        ADC Wireless Systems, Inc.

                                        By
                                           -------------------------------------
                                           Its
                                              ----------------------------------

                                       7.

                                        SUBTENANT:

                                        MP3.com, Inc.

                                        By
                                           -------------------------------------
                                           Its
                                              ----------------------------------

                                       8.

                                    EXHIBIT A

                                   Prime Lease




                                       1.

                                    EXHIBIT B

                              Transferred Property




                                       1.

                                    EXHIBIT C

                             Personal Property Lease




                                       1.

                                    EXHIBIT D

                           Prime Landlord Consent Form

                          CONSENT TO SUBLEASE AGREEMENT

     This Consent to Sublease Agreement (this "AGREEMENT") is made as of July 22, 1999 by and among Spieker Properties, L.P., a California limited partnership ("MASTER LANDLORD"), ADC Wireless Systems, Inc., a Minnesota corporation ("SUBLANDLORD"), and MP3.com, Inc., a Delaware corporation ("SUBTENANT").

                                    RECITALS

         This Agreement is made with regard to the following facts:

     A. Master Landlord and Sublandlord, as tenant, entered into a Lease dated February 25, 1998, (the "MASTER LEASE"), for premises located at 4790 Eastgate Mall (the "PREMISES") in the office building commonly known as BRIDGE POINTE CORPORATE CENTRE, PHASE I (the "BUILDING"). Initially capitalized terms not otherwise defined herein shall have the same meanings as described in the Lease.

     B. Under the terms of Paragraph 21 of the Master Lease, Sublandlord has requested Master Landlord's consent to the Sublease Agreement dated July 22, between Sublandlord and Subtenant ( the "SUBLEASE"), which would sublease to Subtenant the Premises, as more particular described in the Sublease (the "SUBLEASED PREMISES"). A copy of the Sublease is attached to this Agreement as EXHIBIT A.

     C. Master Landlord is willing to consent to the Sublease on the terms and conditions contained in this Agreement.

     NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows.

          1. MASTER LANDLORD'S CONSENT. Master Landlord consents to the Sublease. This consent is granted only on the terms and conditions stated in this Agreement. Master Landlord is not bound by any of the terms, covenants, or conditions of the Sublease. The Sublease is subject and subordinate to the Master Lease.

          2.   LIMITS OF CONSENT.

               2.1 NONRELEASE OF SUBLANDLORD; FURTHER TRANSFERS; RECAPTURE RIGHTS. Neither the Sublease nor this Agreement will:

                    (a) release Sublandlord from any liability, whether past, present or future, under the Master Lease;

                    (b) alter the primary liability of Sublandlord to pay the Rent and perform all of Tenant's obligations under the Master Lease (including the payment of all bills rendered by Master Landlord for charges incurred by Subtenant for services and materials supplied to the Subleased Premises);

                    (c) be construed as a waiver of Master Landlord's right to consent to any proposed transfer after the date hereof by Sublandlord under the Master Lease or Subtenant under the Sublease, or as a consent to any portion of the Subleased Premises being used or occupied by any other party; or

                    (d) limit Master Landlord's right, in the event of a proposed future sublease, to recapture any portion of the Premises, including the Subleased Premises, affected by that proposed sublease, as provided in Paragraph 21 of the Master Lease.

                                       1.

               Master Landlord may consent to the subsequent sublease and assignment of the Sublease or any amendments or modifications to the Sublease without notifying Sublandlord or anyone else liable under the Master Lease, including any guarantor of the Master Lease, and without obtaining their consent. No such action by Master Landlord will relieve those persons from any liability to Master Landlord or otherwise with regard to the Subleased Premises. Notwithstanding the foregoing, nothing contained herein shall diminish any obligation of Subtenant to obtain Sublandlord's approval prior to taking any such actions.

          3.   RELATIONSHIP WITH MASTER LANDLORD

               3.1 EFFECT OF SUBLANDLORD DEFAULT UNDER MASTER LEASE. If Sublandlord defaults in the performance of its obligations under the Master Lease, Master Landlord may, without limiting its other rights and remedies, by notice to Sublandlord and Subtenant, elect to receive and collect, directly from Subtenant, all rent and any other sums owing and to be owed under the Sublease, as further set forth in Section 3.2 below.

               3.2 MASTER LANDLORD'S ELECTION TO RECEIVE RENTS. Master Landlord will not, as a result of the Sublease, or as a result of the collection of rents or any other sums from Subtenant under Section 3.1 above, be liable to Subtenant for any failure of Sublandlord to perform any obligation of Sublandlord under the Sublease.

               Sublandlord irrevocably authorizes and directs Subtenant, on receipt of any written notice from Master Landlord stating that a default exists in the performance of Sublandlord's obligations under the Master Lease, to pay to Master Landlord the rents and any other sums due and to become due under the Sublease. Sublandlord agrees that Subtenant has the right to rely on any such statement from Master Landlord, and that Subtenant will pay those rents and other sums to Master Landlord without any obligation or right to inquire as to whether a default exists and despite any notice or claim from Sublandlord to the contrary. Sublandlord will not have any right or claim against Subtenant for those rents or other sums paid by Subtenant to Master Landlord. Master Landlord will credit Sublandlord with any rent received by Master Landlord under this assignment, but the acceptance of any payment on account of rent from Subtenant as the result of a default by Sublandlord will not: (a) be an attornment by Master Landlord to Subtenant or by Subtenant to Master Landlord; (b) be a waiver by Master Landlord of any provision of the Master Lease; or (c) release Sublandlord from any liability under the terms, agreements, or conditions of the Master Lease. No payment of rent by Subtenant directly to Master Landlord, regardless of the circumstances or reasons for that payment, will be deemed an attornment by Subtenant to Master Landlord in the absence of a specific written agreement signed by Master Landlord to that effect.

               3.3 MASTER LANDLORD'S ELECTION OF TENANT'S ATTORNMENT. In the event the Master Lease is terminated prior to the expiration of the term of the Sublease, Master Landlord shall have the right, pursuant to notice to Subtenant, to succeed to Sublandlord's interest in the Sublease and cause Subtenant to attorn to Master Landlord. Furthermore, Master Landlord shall recognize Subtenant's right to possession of the Premises as provided for in the Sublease and shall not disturb Subtenant's right to possession of the Premises so long as an event of default does not exist in the performance of Subtenant's obligations under the Sublease. Master Landlord will assume the obligation of Sublandlord under the Sublease from the time of the exercise of the option, but Master Landlord will not be:

                    (a) liable for any rent paid by Subtenant to Sublandlord more than one month in advance, or any security deposit paid by Subtenant to Sublandlord;

                    (b) liable for any act or omission of Sublandlord under the Master Lease or for any default of Sublandlord under the Sublease which occurred prior to the Master Landlord's assumption;

                    (c) subject to any defenses or offsets that Subtenant may have against Sublandlord which arose prior to Master Landlord's assumption; or

                    (d) bound by any changes or modifications made to the Sublease without the written consent of Master Landlord.

                                       2.

          4. CONSIDERATION FOR SUBLEASE. Sublandlord and Subtenant represent and warrant that there are no additional payments of rent or any other consideration of any type which has been paid or is payable by Subtenant to Sublandlord in connection with the Sublease, other than as disclosed in the Sublease.

          5.   GENERAL PROVISIONS

               5.1 BROKERAGE COMMISSION. Sublandlord and Subtenant agree that Master Landlord will not be liable for any brokerage commission or finder's fee in connection with the consummation of the Sublease or this Agreement. Sublandlord and Subtenant will protect, defend, indemnify, and hold Master Landlord harmless from any brokerage commission or finder's fee in connection with the consummation of the Sublease or this Agreement, and from any cost or expense (including attorney fees) incurred by Master Landlord in resisting any claim for any such brokerage commission or finder's fee. The provisions of this
Section 5.1 shall survive the expiration or earlier termination of the Sublease and this Agreement.

               5.2 NOTICE. Any notice that may or must be given by any party under this Agreement will be delivered (i) personally, (ii) by certified mail, return receipt requested, or (iii) by a nationally recognized overnight courier, addressed to the party to whom it is intended. Any notice given to the Master Landlord, Sublandlord or Subtenant shall be sent to the respective address set forth on the signature page below, or to such other address as that party may designate for service of notice by a notice given in accordance with the provisions of this Section 5.2.

               5.3 CONTROLLING LAW. The terms and provisions of this Agreement will be construed in accordance with, and will be governed by, the laws of the State of California.

               5.4 ENTIRE AGREEMENT; WAIVER. This Agreement constitutes the final, complete and exclusive statement between the parties to this Agreement pertaining to the terms of Master Landlord's consent to the Sublease, supersedes all prior and contemporaneous understandings or agreements of the parties, and is binding on and inures to the benefit of their respective heirs, representatives, successors and assigns.

               5.5 WAIVER OF JURY TRIAL; ATTORNEY FEES. If any party commences litigation against any other party for the specific performance of this Agreement, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties waive any right to a trial by jury and, in the event of any commencement of litigation, the prevailing party shall be entitled to recover from the applicable party such costs and reasonable attorney fees as may have been incurred.

               5.6 SIGNAGE. Sublandlord's signage rights as outlined in Paragraph 13 of the Master Lease are hereby assigned to Subtenant.

                                       3.

     The parties have executed this Consent to Sublease Agreement as of the above date.

MASTER LANDLORD:

SPIEKER PROPERTIES, L.P.,               Master Landlord Address:
a California limited partnership

                                        9255 Towne Centre Drive, Suite 100
By: Spieker Properties, Inc.,           San Diego, CA 92121
    a Maryland corporation,
    its general partner


-----------------------------------
By: Richard L. Romney
Its: Senior Vice President


SUBLANDLORD:

ADC Wireless Systems, Inc.,             Sublandlord Address:
a Minnesota corporation

                                        P.O. Box 1101
                                        Minneapolis, MN 55440-1101

     By:
        -------------------------------
     Its:
         ------------------------------


     By:
        -------------------------------
     Its:
         ------------------------------


SUBTENANT:

MP3.com,                                Subtenant Address:
a Delaware corporation

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------
---------------------------------------
By: Michael Robertson
Its:

                                       4.

                                    EXHIBIT A

                                    SUBLEASE




                                       5.

                              INDUSTRIAL NET LEASE


                                       FOR


                         BRIDGE POINTE CORPORATE CENTRE
                              SAN DIEGO, CALIFORNIA




                                 BY AND BETWEEN


                            SPIEKER PROPERTIES, L.P.
                        A CALIFORNIA LIMITED PARTNERSHIP


                                   AS LANDLORD




                                       AND

                           ADC WIRELESS SYSTEMS, INC.,
                            A MINNESOTA CORPORATION,
                          A WHOLLY OWNED SUBSIDIARY OF
              ADC TELECOMMUNICATIONS, INC., A MINNESOTA CORPORATION


                                    AS TENANT

                             BASIC LEASE INFORMATION

                                 INDUSTRIAL NET

LEASE DATE:                                          February 25, 1998

TENANT:                                              ADC Wireless Systems, Inc. a Minnesota corporation, a wholly owned subsidiary of ADC Telecommunications, Inc., a
                                                     Minnesota corporation

TENANT'S NOTICE ADDRESS:                             P.O. Box 1101 Minneapolis, MN 55440-1101
                                                     Physical address: 12501 Whitewater Drive, Minnetonka, MN 55343 and Premises
TENANT'S BILLING ADDRESS:                            4790 Eastgate Mall, San Diego, CA  92121

TENANT CONTACT:  Richard Palmer,                     PHONE NUMBER: (612)946-3960
                 Director of Corporate Facilities    FAX NUMBER:   (612)946-3989
LANDLORD:                                            Spieker Properties, L.P., a California limited partnership

LANDLORD'S NOTICE ADDRESS:                           9255 Towne Centre Drive, Suite 100, San Diego, CA  92121

LANDLORD'S REMITTANCE ADDRESS:                       Spieker Properties,
                                                     Department 11491
                                                     P.O. Box  60077,
                                                     Los Angeles, CA  90060-0077
PROJECT
DESCRIPTION:                                         Approximately 215,800 square feet in 4 buildings
                                                     known as Bridge Pointe Corporate Centre, Phase I,
                                                     within the Eastgate Technology Park of San
                                                     Diego, California.
BUILDING
DESCRIPTION:                                         Approximately 60,900 square feet located at 4790 Eastgate
                                                     Mall, in the project known as Bridge Pointe Corporate
                                                     Centre, Phase I

PREMISES:                                            Approximately 60,900 square feet located at 4790 Eastgate
                                                     Mall, in the project known as Bridge Pointe Corporate
                                                     Centre, Phase I

PERMITTED USE:                                       Administrative office, lab and warehouse for the design and manufacturing of broadband connectivity products and uses
                                                     incidental thereto as allowed under existing zoning.

PARKING DENSITY:                                     3.56/1,000 or 216 unreserved spaces TO INCLUDE AREA
                                                     TRANSFORMED TO TRUCKING ACCESS
OCCUPANCY DENSITY:                                   216 employees

SCHEDULED TERM COMMENCEMENT DATE:                    August 1, 1998

LENGTH OF TERM:                                      84 Months

RENT:
     BASE RENT:                                      August 1, 1998 - July 31, 1999      $66,990.00 per month
                                                     August 1, 1999 - July 31, 2000      $69,670.00 per month
                                                     August 1, 2000 - July 31, 2001      $72,450.00 per month
                                                     August 1, 2001 - July 31, 2002      $75,350.00 per month
                                                     August 1, 2002 - July 31, 2003      $78,370.00 per month
                                                     August 1, 2003 - July 31, 2004      $81,500.00 per month
                                                     August 1, 2004 - July 31, 2005      $84,760.00 per month

     ESTIMATED FIRST YEAR OPERATING EXPENSES:        $11,571.00 per month (MAY BE ALTERED BY A TAX REASSESSMENT
                                                     BASED ON SCOPE OF TENANT IMPROVEMENTS)

SECURITY DEPOSIT:                                    $44,000 UPON EXECUTION, AND AN ADDITIONAL $44,000 UPON
                                                     EXPIRATION OF GUARANTY OF LEASE AS DEFINED IN EXHIBIT F

TENANT'S PROPORTIONATE SHARE:

     OF BUILDING:                                    100%

     OF PROJECT:                                     28.22%


The foregoing Basic Lease Information is incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the Lease, the latter shall control.

                                TABLE OF CONTENTS

                                                                               PAGE
                                                                               ----
     Basic Lease Information................................................... 1
     Table of Contents......................................................... 2
1.   Premises.................................................................. 4
2.   Possession and Lease Commencement......................................... 4
3.   Term...................................................................... 4
4.   Use....................................................................... 4
5.   Rules and Regulations..................................................... 5
6.   Rent...................................................................... 5
7.   Operating Expenses........................................................ 5
8.   Insurance and Indemnification............................................. 7
9.   Waiver of Rights.......................................................... 7
10.  Landlord's Repairs and Maintenance........................................ 7
11.  Tenant's Repairs and Maintenance.......................................... 7
12.  Alterations............................................................... 7
13.  Signs..................................................................... 7
14.  Inspection/Posting Notices................................................ 7
15.  Utilities................................................................. 7
16.  Subordination............................................................. 7
17.  Financial Statements...................................................... 7
18.  Estoppel Certificate...................................................... 7
19.  Security Deposit.......................................................... 7
20.  Tenant's Remedies......................................................... 7
21.  Assignment and Subletting................................................. 7
22.  Authority of Tenant....................................................... 7
23.  Condemnation.............................................................. 7
24.  Casualty Damage........................................................... 7
25.  Holding Over.............................................................. 7
26.  Default................................................................... 7
27.  Liens..................................................................... 7
28.  Substitution.............................................................. 7
29.  Transfers by Landlord..................................................... 7
30.  Right of Landlord to Perform Tenant's Covenants........................... 7
31.  Waiver.................................................................... 7
32.  Notices................................................................... 7
33.  Attorney's Fees........................................................... 7
34.  Successors and Assigns.................................................... 7
35.  Force Majeure............................................................. 7
36.  Surrender of Premises..................................................... 7
37.  Miscellaneous............................................................. 7
38.  OPTION TO RELEASE.........................................................16
39.  CONDITIONAL APPROVAL OF TENANT'S ROOF MOUNTED ANTENNAE....................16
40.  Additional Provisions..................................................... 7
     Signatures................................................................ 7


Exhibits:

     Exhibit A...................................Site Plan, Property Description
     Exhibit B............................Tenant Improvements and Specifications
     Exhibit C.............................................Rules and Regulations
     EXHIBIT D..........................TENANT'S HAZARDOUS MATERIALS DECLARATION
     EXHIBIT E..............................COMPREHENSIVE LAND USE PLAN ("CLUP")
     EXHIBIT F.................................................GUARANTY OF LEASE

                                      LEASE

THIS LEASE is made as of the 25th day of February 1998, by and between Spieker Properties, L.P., a California limited partnership (hereinafter called "LANDLORD"), and ADC Wireless Systems, Inc., a Minnesota corporation, a wholly owned subsidiary of ADC Telecommunications, Inc., a Minnesota corporation (hereinafter called "TENANT").

                                  1. PREMISES

     Landlord leases to Tenant and Tenant leases from Landlord, upon the terms and conditions hereinafter set forth, those premises (the "PREMISES") outlined in red on EXHIBIT A and described in the Basic Lease Information. The Premises shall be all or part of a building (the "BUILDING") and of a project (the "PROJECT") which may consist of more than one building, as described in the Basic Lease Information. The Building and Project are outlined in blue and green respectively on EXHIBIT A. Additionally, the number of buildings which constitute the Project may change from time to time. Tenant accepts the area of the Premises as specified in this Lease as the approximate area of the Premises, and acknowledges and agrees that Tenant shall in no event be entitled to a recalculation of the square footage of the Premises and that no such recalculation shall reduce Tenant's obligations under this Lease in any manner, including without limitation the amount of Base Rent payable by Tenant or Tenant's Proportionate Share of the Building and of the Project.

                      2. POSSESSION AND LEASE COMMENCEMENT

A. EXISTING IMPROVEMENTS. In the event that this Lease pertains to a Premises in which the interior improvements have already been constructed ("EXISTING IMPROVEMENTS"), the provisions of this Paragraph 2.A. shall apply and the term commencement date ("TERM COMMENCEMENT DATE") shall be the earlier of the date on which: (1) Tenant takes possession of some or all of the Premises; or (2) Landlord notifies Tenant that Tenant may occupy the Premises. If for any reason Landlord cannot deliver possession of the Premises to Tenant on the scheduled Term Commencement Date, Landlord shall not be subject to any liability therefor, nor shall Landlord be in default hereunder nor shall such failure affect the validity of this Lease, and Tenant agrees to accept possession of the Premises at such time as Landlord is able to deliver the same, which date shall then be deemed the Term Commencement Date. Tenant shall not be liable for any Rent (defined below) for any period prior to the Term Commencement Date. Tenant acknowledges that Tenant has inspected and accepts the Premises in their present condition, broom clean, "as is," and as suitable for the purpose for which the Premises are leased and for Tenant's intended use of the Premises. Tenant agrees that the Premises and other improvements are in good and satisfactory condition as of when possession was taken. Tenant further acknowledges that no representations as to the condition or repair of the Premises nor promises to alter, remodel or improve the Premises have been made by Landlord or any agents of Landlord unless such are expressly set forth in this Lease. Upon Landlord's request, Tenant shall execute and return to Landlord a "Start-Up Letter" in which Tenant shall agree, among other things, to acceptance of the Premises and to the determination of the Term Commencement Date, in accordance with the terms of this Lease.

B. CONSTRUCTION OF IMPROVEMENTS. In the event that this Lease pertains to a Building to be constructed or improvements to be constructed within a Building, the provisions of this Paragraph 2.B. shall apply in lieu of the provisions of Paragraph 2.A. above and the term commencement date ("TERM COMMENCEMENT DATE") shall be the earlier of the date on which: (1) Tenant takes possession of some or all of the Premises; or (2) the improvements constructed or to be constructed in the Premises by Landlord (if any) shall have been substantially completed in accordance with the plans and specifications described on EXHIBIT B, whether or not substantial completion of the Building or Project shall have occurred. If for any reason Landlord cannot deliver possession of the Premises to Tenant on the scheduled Term Commencement Date, Landlord shall not be subject to any liability therefor, nor shall Landlord be in default hereunder nor shall such failure affect the validity of this Lease, and Tenant agrees to accept possession of the Premises at such time as such improvements have been substantially completed, which date shall then be deemed the Term Commencement Date. Tenant shall not be liable for any Rent for any period prior to the Term Commencement Date (but without affecting any obligations of Tenant under any work letter appended to this Lease). In the event of any dispute as to substantial completion of work performed or required to be performed by Landlord, the certificate of Landlord's architect or general contractor shall be conclusive. Substantial completion shall have occurred notwithstanding Tenant's submission of a punchlist to Landlord, which Tenant shall submit, if at all, within fifteen (15) days after the Term Commencement Date. Upon Landlord's request, Tenant shall promptly execute and return to Landlord a Start-Up Letter in which Tenant shall agree, among other things, to acceptance of the Premises and to the determination of the Term Commencement Date, in accordance with the terms of this Lease.

                                    3. TERM

     The term of this Lease (the "TERM") shall commence on the Term Commencement Date and continue in full force and effect for the number of months specified as the Length of Term in the Basic Lease Information or until this Lease is terminated as otherwise provided herein. If the Term Commencement Date is a date other than the first day of the calendar month, the Term shall be the number of months of the Length of Term in addition to the remainder of the calendar month following the Term Commencement Date.

                                     4. USE

A. GENERAL. Tenant shall use the Premises for the permitted use specified in the Basic Lease Information ("PERMITTED USE") and for no other use or purpose. Tenant shall control Tenant's employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (collectively, "TENANT'S PARTIES") in such a manner that Tenant and Tenant's Parties cumulatively do not exceed the parking density specified in the Basic Lease Information (the "PARKING DENSITY") at any time. Tenant and Tenant's Parties shall have the nonexclusive right to use, in common with other parties occupying the Building or Project, the parking areas, driveways and other common areas of the Building and Project, subject to such rules and regulations as Landlord may from time to time prescribe.

B. LIMITATIONS. Tenant shall not permit any odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises or from any portion of the common areas as a result of Tenant's or any Tenant's Party's use thereof, nor take any action which would constitute a nuisance or would disturb, obstruct or endanger any other tenants or occupants of the Building or Project or interfere with their use of their respective premises or common areas. Storage outside the Premises of materials, vehicles or any other items is prohibited. Tenant shall not use or allow the Premises to be used for any immoral, improper or unlawful purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not allow any sale by auction upon the Premises, or place any loads upon the floors, walls or ceilings which endanger the structure, or place any harmful substances in the drainage system of the Building or Project. No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises except in trash containers placed inside exterior enclosures designated for that purpose by Landlord. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of the above-referenced rules or any other terms or provisions of such tenant's or occupant's lease or other contract.

C. COMPLIANCE WITH REGULATIONS. By entering the Premises, Tenant accepts the Premises in the condition existing as of the date of such entry. Tenant shall at its sole cost and expense strictly comply with all existing or future applicable municipal, state and federal and other governmental statutes, rules, requirements, regulations, laws and ordinances, including zoning ordinances and regulations, and covenants, easements and restrictions of record governing and relating to the use, occupancy or possession of the Premises, to Tenant's use of the common areas, or to the use, storage, generation or disposal of Hazardous Materials (hereinafter defined) (collectively "REGULATIONS"). Tenant shall at its sole cost and expense obtain any and all licenses or permits necessary for Tenant's use of the Premises. Tenant shall at its sole cost and expense promptly comply with the requirements of any board of fire underwriters or other similar body now or hereafter constituted. Tenant shall not do or permit anything to be done in, on, under or about the Project or bring or keep anything which will in any way increase the rate of any insurance upon the Premises, Building or Project or upon any contents therein or cause a cancellation of said insurance or otherwise affect said insurance in any manner. Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any loss, cost, expense, damage, attorneys' fees or liability arising out of the failure of Tenant to comply with any Regulation. Tenant's obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease.

D. HAZARDOUS MATERIALS. As used in this Lease, "HAZARDOUS MATERIALS" shall include, but not be limited to, hazardous, toxic and radioactive materials and those substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or other similar designations in any Regulation. Tenant shall not cause, or allow any of Tenant's Parties to cause, any Hazardous Materials to be used, generated, stored or disposed of on or about the Premises, the Building or the Project or surrounding land or environment in violation of any Regulations. Tenant must obtain Landlord's written consent prior to the introduction of any Hazardous Materials onto the Project EXCEPT THOSE APPROVED PRIOR TO OCCUPANCY PER THIS LEASE. Notwithstanding the foregoing, Tenant may handle, store, use and dispose of products containing small quantities of Hazardous Materials for "general office purposes" (such as toner for copiers) to the extent customary and necessary for the Permitted Use of the Premises; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building, or Project or surrounding land or environment. Tenant shall immediately notify Landlord of any Hazardous Materials' contamination of any portion of the Project of which Tenant becomes aware, whether or not caused by Tenant. Landlord shall have the right at all reasonable times to inspect the Premises and to conduct REASONABLE tests and investigations to determine whether Tenant is in compliance with the foregoing provisions, the costs of all such inspections, tests and investigations to be borne by Tenant (COSTS TO TENANT EXCEEDING $1,000 ANNUALLY MUST HAVE WRITTEN NOTICE SENT TO TENANT IDENTIFYING EXPECTED COST, BUT NOT IDENTIFYING DATE OR TIME OF INSPECTION). Tenant shall indemnify, defend, protect and hold Landlord harmless from and against all liabilities, losses, costs and expenses (including REASONABLE attorneys' and consultants' fees), demands, causes of action, claims or judgments directly or indirectly arising out of the use, generation, storage, release, or disposal of Hazardous Materials by Tenant or any of Tenant's Parties in, on or about the Premises, the Building or the Project or surrounding land or environment, which indemnity shall include, without limitation, damages for personal or bodily injury, property damage, damage to the environment or natural resources occurring on or off the Premises, losses attributable to diminution in value or adverse effects on marketability, the cost of any investigation, monitoring, government oversight, repair, removal, remediation, restoration, abatement, and disposal, and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the expiration or earlier termination of this Lease. Neither the consent by Landlord to the use, generation, storage, release or disposal of Hazardous Materials nor the strict compliance by Tenant with all laws pertaining to Hazardous Materials shall excuse Tenant from Tenant's obligation of indemnification pursuant to this Paragraph 4.D. Tenant's obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease. TENANT HAS THE RIGHT TO CONDUCT ITS OWN ENVIRONMENTAL STUDIES OR, PRIOR TO OCCUPANCY, TO REVIEW IN LANDLORD'S OFFICES THE STUDIES IN LANDLORD'S POSSESSION AS OF THE DATE OF THIS LEASE. LANDLORD SHALL INDEMNIFY, DEFEND AND HOLD TENANT, ITS AFFILIATES, THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, JUDGMENTS, DAMAGES, PENALTIES, FINES, COSTS, LIABILITIES OR LOSSES AND ATTORNEYS' FEES ARISING OUT OF ANY HAZARDOUS MATERIAL IN, ON OR ABOUT THE PROJECT OR PREMISES WHICH WAS CREATED, HANDLED, PLACED, STORED, USED, TRANSPORTED OR DISPOSED OF BY LANDLORD FROM DATE OF ITS OWNERSHIP OF THE PROPERTY IN JANUARY 1997 TO THE DATE OF THIS LEASE, EXCLUDING, HOWEVER, ANY HAZARDOUS MATERIAL WHOSE PRESENCE WAS CAUSED BY TENANT OR ITS AFFILIATES OR THEIR RESPECTIVE AGENTS.

                            5. RULES AND REGULATIONS

     Tenant shall faithfully observe and comply with any rules and regulations and any modifications or additions thereto which Landlord may from time to time prescribe in writing for the purpose of maintaining the proper care, cleanliness, safety, traffic flow and general order of the Premises or the Building or Project. Tenant shall cause Tenant's Parties to comply with such rules and regulations. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of such rules and regulations, any other tenant's or occupant's lease or any Regulations.

                                    6. RENT

A. BASE RENT. Tenant shall pay to Landlord and Landlord shall receive, without notice or demand throughout the Term, Base Rent as specified in the Basic Lease Information, payable in monthly installments in advance on or before the first day of each calendar month, in lawful money of the United States, without deduction or offset whatsoever, at the Remittance Address specified in the Basic Lease Information or to such other place as Landlord may from time to time designate in writing. Base Rent for the first full month of the Term shall be paid by Tenant upon Tenant's execution of this Lease. If the obligation for payment of Base Rent commences on other than the first day of a month, then Base Rent shall be prorated and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date. The Base Rent payable by Tenant hereunder is subject to adjustment as provided in addenda appended to this Lease (if referred to in Paragraph 38.A.). As used herein, the term "Base Rent" shall mean the Base Rent specified in the Basic Lease Information as it may be so adjusted from time to time.

B. ADDITIONAL RENT. All monies other than Base Rent required to be paid by Tenant hereunder, including, but not limited to, Tenant's Proportionate Share of Operating Expenses, as specified in Paragraph 7 of this Lease, the interest and late charge described in Paragraphs 26.C. and D., and any monies spent by Landlord pursuant to Paragraph 30, shall be considered additional rent ("ADDITIONAL RENT"). "RENT" shall mean Base Rent and Additional Rent.

                              7. OPERATING EXPENSES

A. OPERATING EXPENSES. In addition to the Base Rent required to be paid hereunder, Tenant shall pay as Additional Rent, Tenant's Proportionate Share, as defined in the Basic Lease Information, of Operating Expenses (defined below) in the manner set forth below. Tenant shall pay the applicable Tenant's Proportionate Share of each such Operating Expenses. Landlord and Tenant acknowledge that if the number of buildings which constitute the Project increases or decreases, Landlord shall reasonably adjust Tenant's Proportionate Share of the Project to reflect the change. Landlord's determination of Tenant's Proportionate Share of the Building and of the Project shall be conclusive so long as it is reasonably and consistently applied. "OPERATING EXPENSES" shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay, because of or in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Building or Project and its supporting facilities (as determined in a reasonable manner) other than those expenses and costs which are specifically attributable to Tenant or which are expressly made the financial responsibility of Landlord pursuant to this Lease. Operating Expenses shall include, but are not limited to, the following (UNLESS SPECIFICALLY EXCLUDED IN THIS LEASE):

     (1) TAXES. All real property taxes and assessments, possessory interest taxes, sales taxes, personal property taxes, business or license taxes or fees, gross receipts taxes, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, and other impositions, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind (including fees "in-lieu" of any such tax or assessment) which are now or hereafter assessed, levied, charged, confirmed, or imposed by any public authority upon the Building or Project, its operations or the Rent (or any portion or component thereof), or any tax, assessment or fee imposed in substitution, partially or totally, of any of the above. Operating Expenses shall also include any taxes, assessments, or other fees or impositions with respect to the development, leasing, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof, or upon this transaction or any document creating or transferring an interest in the Premises. In the event that it shall not be lawful for Tenant to reimburse Landlord for all or any part of such taxes, the monthly rental payable to Landlord under this Lease shall be revised to net Landlord the same net rental after imposition of any such taxes by Landlord as would have been payable to Landlord prior to the payment of any such taxes.

     (2) INSURANCE. All insurance premiums and costs, including, but not limited to, any deductible amounts, premiums and other costs of insurance incurred by Landlord, including for the insurance coverage set forth in Paragraph 8.A. herein.

     (3)  COMMON AREA MAINTENANCE

          (a) Repairs, replacements, and general maintenance of and for the Building and Project and public and common areas of the Building and Project, including, but not limited to, the roof, pest extermination, landscaped areas, parking and service areas, driveways, truck staging areas, rail spur areas, fire sprinkler systems, sanitary and storm sewer lines, utility services, electric and telephone equipment and wiring servicing, exterior lighting, and any other items or areas which affect the operation or exterior appearance of the Building or Project, which determination shall be at Landlord's discretion, except for: those items expressly made the financial responsibility of Landlord pursuant to Paragraph 10 hereof; those items to the extent paid for by the proceeds of insurance; and those items attributable solely or jointly to specific tenants of the Building or Project.

          (b) Repairs, replacements, and general maintenance shall include the cost of any capital improvements made to or capital assets acquired for the Project or Building that in Landlord's discretion may reduce any other Operating Expenses, including present or future repair work, are reasonably necessary for the health and safety of the occupants of the Building or Project, or are required under any governmental law or regulation, such costs or allocable portions thereof to be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance at the "prime rate" charged by Wells Fargo Bank, N.A. (San Francisco) or its successor at the time such improvements or capital assets are constructed or acquired, plus two (2) percentage points, but in no event more than the maximum rate permitted by law.

          (c) Payment under or for any easement, license, permit, operating agreement, declaration, restrictive covenant or instrument relating to the Building or Project.

          (d) All expenses related to services and costs of supplies and equipment used in maintaining the Premises, Building and Project, the equipment therein and the adjacent sidewalks, driveways, parking and service areas, including, without limitation, expenses related to service agreements regarding security and fire and other alarm systems, janitorial services to the extent not addressed in Paragraph 11 hereof, window cleaning, elevator maintenance, Building exterior maintenance, landscaping and expenses related to the administration, management and operation of the Project, including without limitation salaries, wages and benefits.

     (4) UTILITIES. The cost of supplying any utilities which benefit all or a portion of the Premises, Building or Project to the extent not addressed in Paragraph 15 hereof.

     (5) MANAGEMENT FEE. A management and accounting cost recovery fee equal to three percent (3%) of the sum of Base Rent and Tenant's Proportionate Share of Operating Expenses.

In the event that the Building and/or Project is not fully occupied during any fiscal year of the Term as determined by Landlord, an adjustment shall be made in computing the Operating Expenses for such year so that Tenant pays an equitable portion of all variable items (i.e. component expenses that are affected by variations in occupancy levels) of Operating Expenses, as reasonably determined by Landlord; provided, however, that in no event shall Landlord be entitled to collect in excess of one hundred percent (100%) of the total Operating Expenses from all of the tenants in the Building or Project, as the case may be.

Operating Expenses shall not include specific costs incurred for the account of, separately billed to and paid by specific tenants. Notwithstanding anything herein to the contrary, in any instance wherein Landlord, in Landlord's REASONABLE sole discretion, deems Tenant to be responsible for any amounts greater than Tenant's Proportionate Share, Landlord shall have the right to allocate costs in any manner Landlord deems appropriate.

The above enumeration of services and facilities shall not be deemed to impose an obligation on Landlord to make available or provide such services or facilities except to the extent Landlord has specifically agreed elsewhere in this Lease to make the same available or provide the same. Without limiting the generality of the foregoing, Tenant acknowledges and agrees that it shall be responsible for providing adequate security for its use of the Premises and Project and that Landlord shall have no obligation or liability with respect thereto, except to the extent Landlord has specifically agreed elsewhere in this Lease to provide the same.

EXCLUSIONS FROM OPERATING EXPENSES. THE FOLLOWING ARE EXCLUDED FROM OPERATING
EXPENSES: a. DEPRECIATION; b. CURRENT OR FUTURE FINANCING AND REFINANCING COSTS, INTEREST ON DEBT OR AMORTIZATION PAYMENTS, AND RENTAL UNDER ANY GROUND OR UNDERLYING LEASES OR LEASE; c. LEGAL OR OTHER FEES, LEASING COMMISSIONS, ADVERTISING EXPENSES AND OTHER COSTS INCURRED IN CONNECTION WITH LEASING OF THE BUILDING OR PROJECT OR DISPUTES WITH TENANTS; d. BAD DEBT LOSS, RENT LOSS OR RESERVES FOR BAD DEBTS OR RENT LOSS; e. COSTS ASSOCIATED WITH THE OPERATION OF THE BUSINESS OF THE ENTITY WHICH CONSTITUTES LANDLORD NOT RELATED TO PROPERTY MANAGEMENT (EXCLUDED ITEMS SHALL SPECIFICALLY INCLUDE, BUT SHALL NOT BE LIMITED TO, FORMATION OF THE ENTITY, INTERNAL ACCOUNTING AND LEGAL MATTERS, PREPARATION OF TAX RETURNS AND FINANCIAL STATEMENTS AND GATHERING OF DATA THEREFOR, COSTS OF DEFENDING ANY LAWSUITS WITH ANY MORTGAGEE (EXCEPT AS THE ACTIONS OF TENANT MAY BE IN ISSUE), COSTS OF SELLING, SYNDICATING, FINANCING, MORTGAGING OR HYPOTHECATING

ANY OF THE LANDLORD'S INTERESTS IN THE BUILDING OR PROJECT, COSTS OF ANY DISPUTES BETWEEN LANDLORD AND ITS EMPLOYEES NOT ENGAGED IN THE OPERATION OF THE BUILDING, DISPUTES BETWEEN LANDLORD AND MANAGERS OF THE BUILDING OR PROJECT, AND DISPUTES BETWEEN LANDLORD AND TENANTS WITHIN THE BUILDING AND PROJECT); f. THE WAGES, SALARIES, BONUSES AND BENEFITS OF ALL MANAGEMENT PERSONNEL ABOVE THE LEVEL OF PROJECT DIRECTOR; g. COSTS OF REMOVAL AND/OR ABATEMENT OF HAZARDOUS OR TOXIC SUBSTANCES, WASTES OR MATERIALS FROM THE BUILDING, PROJECT OR THE LAND UPON WHICH IT IS SITUATED, h. THE COST OF ANY REPAIR IN OR ABOUT THE PREMISES TO REMEDY DAMAGE CAUSED BY OR RESULTING FROM THE NEGLIGENCE OF ANY OTHER TENANTS IN THE PROJECT, INCLUDING THEIR AGENTS, SERVANTS, EMPLOYEES OR INVITEES, IF AND TO THE EXTENT LANDLORD SHALL RECOVER THE COST THEREOF FROM SAID PARTIES IN EXCESS OF COSTS AND EXPENSES OF RECOVERY INCURRED BY LANDLORD, PROVIDED LANDLORD EXERCISES REASONABLE EFFORTS TO RECOVER THE COST.

A. PAYMENT OF ESTIMATED OPERATING EXPENSES. "ESTIMATED OPERATING EXPENSES" for any particular year shall mean Landlord's estimate of the Operating Expenses for such fiscal year made with respect to such fiscal year as hereinafter provided. Landlord shall have the right from time to time to revise its fiscal year and interim accounting periods so long as the periods as so revised are reconciled with prior periods in a reasonable manner. During the last month of each fiscal year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the Estimated Operating Expenses for the ensuing fiscal year. Tenant shall pay Tenant's Proportionate Share of the Estimated Operating Expenses with installments of Base Rent for the fiscal year to which the Estimated Operating Expenses applies in monthly installments on the first day of each calendar month during such year, in advance. If at any time during the course of the fiscal year, Landlord determines that Operating Expenses are projected to vary from the then Estimated Operating Expenses by more than ten percent (10%), Landlord may, by written notice to Tenant, revise the Estimated Operating Expenses for the balance of such fiscal year, and Tenant's monthly installments for the remainder of such year shall be adjusted so that by the end of such fiscal year Tenant has paid to Landlord Tenant's Proportionate Share of the revised Estimated Operating Expenses for such year.

B. COMPUTATION OF OPERATING EXPENSE ADJUSTMENT. "OPERATING EXPENSE ADJUSTMENT" shall mean the difference between Estimated Operating Expenses and actual
Operating Expenses for any fiscal year determined as hereinafter provided. Within one hundred twenty (120) days after the end of each fiscal year, as determined by Landlord, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of actual Operating Expenses for the fiscal year just ended, accompanied by a computation of Operating Expense Adjustment. If such statement shows that Tenant's payment based upon Estimated Operating Expenses is less than Tenant's Proportionate Share of Operating Expenses, then Tenant shall pay to Landlord the difference within THIRTY (30) days after receipt of such statement. If such statement shows that Tenant's payments of Estimated Operating Expenses exceed Tenant's Proportionate Share of Operating Expenses, then (provided that Tenant is not in default under this Lease) Landlord shall pay to Tenant the difference within THIRTY (30) days after delivery of such statement to Tenant. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then the Operating Expense Adjustment shall be paid by the appropriate party within THIRTY (30) days after the date of delivery of the statement. Should this Lease commence or terminate at any time other than the first day of the fiscal year, Tenant's Proportionate Share of the Operating Expense Adjustment shall be prorated by reference to the exact number of calendar days during such fiscal year that this Lease is in effect.

C. NET LEASE. This shall be a triple net Lease and Base Rent shall be paid to Landlord absolutely net of all costs and expenses, except as specifically provided to the contrary in this Lease. The provisions for payment of Operating Expenses and the Operating Expense Adjustment are intended to pass on to Tenant and reimburse Landlord for all costs and expenses of the nature described in Paragraph 7.A. incurred in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Building and/or Project and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary to the Building and/or Project.

D. TENANT AUDIT. In the event that Tenant shall dispute the amount set forth in any statement provided by Landlord under Paragraph 7.B. or 7.C. above, Tenant shall have the right, not later than FORTY-FIVE (45) days following receipt of such statement and upon the condition that Tenant shall first deposit with Landlord the full amount in dispute, to cause Landlord's books and records with respect to Operating Expenses for such fiscal year to be audited by certified public accountants selected by Tenant and subject to Landlord's reasonable right of approval. The Operating Expense Adjustment shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for a refund in excess of ten percent (10%) of Tenant's Proportionate Share of the Operating Expense Adjustment previously reported, the cost of such audit shall be borne by Landlord; otherwise the cost of such audit shall be paid by Tenant. If Tenant shall not request an audit in accordance with the provisions of this Paragraph 7.E. within FORTY-FIVE (45) days after receipt of Landlord's statement provided pursuant to Paragraph 7.B. or 7.C., such statement shall be final and binding for all purposes hereof.

                        8. INSURANCE AND INDEMNIFICATION

A. LANDLORD'S INSURANCE. All insurance maintained by Landlord shall be for the sole benefit of Landlord and under Landlord's sole control.

     (1) PROPERTY INSURANCE. Landlord agrees to maintain property insurance insuring the Building against damage or destruction due to risks including fire, vandalism, and malicious mischief in an amount not less than the replacement cost thereof, in the form and with deductibles and endorsements as selected by Landlord. At its election, Landlord may instead obtain "All Risk" coverage, and may also obtain earthquake, pollution, and/or flood insurance in amounts selected by Landlord.

     (2) OPTIONAL INSURANCE. Landlord, at Landlord's option, may also carry insurance against loss of rent, in an amount equal to the amount of Base Rent and Additional Rent that Landlord could be required to abate to all Building tenants in the event of condemnation or casualty damage for a period of twelve (12) months. Landlord may also carry such other insurance as Landlord may deem prudent or advisable, including, without limitation, liability insurance in such amounts and on such terms as Landlord shall determine. Landlord shall not be obligated to insure any furniture, machinery, goods, inventory or supplies, or other personal property or fixtures which Tenant may keep or maintain in the Premises, or any leasehold improvements, additions or alterations within the Premises.

B.   TENANT'S INSURANCE.

A PORTION OF THE COVERAGES TENANT IS REQUIRED TO MAINTAIN UNDER THIS LEASE MAY BE MAINTAINED UNDER A PROGRAM OF TENANT SELF-INSURANCE OR UNDER POLICIES THAT INCLUDE SELF-INSURED RETENTIONS OR DEDUCTIBLES LARGER THAN THOSE TYPICALLY CARRIED BY SIMILARLY SITUATED TENANTS. BEFORE THE TERM COMMENCEMENT DATE, TENANT SHALL ADVISE LANDLORD OF THE SELF-INSURANCE PROGRAM, SELF-INSURED RETENTIONS, OR DEDUCTIBLES. LANDLORD IS CONSIDERED TO CONSENT TO THE SELF-INSURANCE PROGRAM, SELF-INSURED RETENTIONS, OR DEDUCTIBLES AS LONG AS TENANT'S NET WORTH AND NET CURRENT ASSETS EXCEED THEIR CURRENT LEVELS OF $750,000,000 AND $549,000,000 RESPECTIVELY.

     (1) PROPERTY INSURANCE. Tenant shall procure at Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term, insurance on all improvements, additions or alterations made by or for Tenant to the Premises on an "All Risk" basis, insuring such property for the full replacement value of such property.

     (2) LIABILITY INSURANCE. Tenant shall procure at Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term Commercial General Liability insurance applying to the use and occupancy of the Premises and the Project, and any part of either, and any areas adjacent thereto, and the business operated by Tenant or by any other occupant of the Premises. Such insurance shall include Broad Form Contractual Liability insurance coverage insuring all of Tenant's indemnity obligations under this Lease FOR BODILY INJURY, DEATH AND TANGIBLE PROPERTY DAMAGE. Such coverage shall have a minimum combined single limit of liability of at least Two Million Dollars ($2,000,000.00), and a minimum general aggregate limit of Three Million Dollars ($3,000,000.00), with an "Additional Insured - Managers or Lessors of Premises Endorsement". All such policies shall be written to apply to all bodily injury, property damage or loss, personal injury and other covered loss, however occasioned, occurring during the policy term, shall be endorsed to add Landlord and any party holding an interest to which this Lease may be subordinated as an additional insured, and shall provide that such coverage shall be "PRIMARY" and non-contributing with any insurance maintained by Landlord, which shall be excess insurance only. Such coverage shall also contain endorsements: (i) deleting any employee exclusion on personal injury coverage; (ii) including employees as additional insureds; and (iii) providing for coverage of employer's automobile non-ownership liability. All such insurance shall provide for the severability of interests of insureds; and shall be written on an "OCCURRENCE" basis, which shall afford coverage for all claims based on acts, omissions, injury and damage, which occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period. Tenant shall also procure at Tenant's sole cost and expense and keep in effect during the Term of this Lease, Legal Liability Insurance covering direct physical damage and loss of use of the Building for which Tenant is legally obligated in an amount of the full replacement value of the Building.

     (3) WORKERS' COMPENSATION AND EMPLOYERS' LIABILITY INSURANCE. Tenant shall carry Workers' Compensation Insurance as required by any Regulation, throughout the Term at Tenant's sole cost and expense. Tenant shall also carry Employers' Liability Insurance in amounts not less than One Million Dollars ($1,000,000) each accident for bodily injury by accident; One Million Dollars ($1,000,000) policy limit for bodily injury by disease; and One Million Dollars ($1,000,000) each employee for bodily injury by disease, throughout the Term at Tenant's sole cost and expense.

     (4) COMMERCIAL AUTO LIABILITY INSURANCE. Tenant shall procure at Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term commercial auto liability insurance with a combined limit of not less than One Million Dollars ($1,000,000) for bodily injury and property damage for each accident. Such insurance shall cover liability relating to any auto (including owned, hired and non-owned autos).

     (5) GENERAL INSURANCE REQUIREMENTS. All coverages described in this Paragraph 8.B. shall be endorsed to (i) provide Landlord with thirty (30) days' notice of cancellation or MATERIAL change in terms; and (ii) waive all rights of subrogation by the insurance carrier against Landlord REGARDING PROPERTY DAMAGE. If at any time during the Term the amount or coverage of insurance which Tenant is required to carry under this Paragraph 8.B. is, in Landlord's reasonable judgment, materially less than the amount or type of insurance coverage typically carried by owners or tenants of properties located in the general area in which the Premises are located which are similar to and operated for similar purposes as the Premises or if Tenant's use of the Premises should change with or without Landlord's consent, Landlord shall have the right to require Tenant to increase the amount or change the types of insurance coverage required under this Paragraph 8.B. All insurance policies required to be carried under this Lease shall be written by companies rated A VIII or better in "Best's Insurance Guide" and authorized to do business in the State of California. In any event deductible amounts shall not exceed Five Thousand Dollars ($5,000.00). Tenant shall deliver to Landlord on or before the Term Commencement Date, and thereafter at least thirty (30) days before the expiration dates of the expired policies, a certificate evidencing the same issued by the insurer thereunder; and, in the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at Landlord's option and in addition to Landlord's other remedies in the event of a default by Tenant hereunder, procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent.

     (6) INDEMNIFICATION. Landlord shall indemnify, defend by counsel reasonably acceptable to Tenant, protect and hold Tenant harmless from and against any and all claims, liabilities, losses, costs, damages, injuries or expenses, including reasonable attorneys' fees and court costs, arising out of or related to the sole negligence or willful misconduct of Landlord. Notwithstanding the foregoing or anything to the contrary contained in this Lease, Landlord shall in no event be liable and Tenant hereby waives all claims against Landlord for any loss, damage, injury or death to or of any person or property (including without limitation personal property) caused by theft, fire, rain or water leakage, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, electrical or other systems, or by acts of God (including without limitation flood or earthquake), acts of a public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority or for any damage or inconvenience which may arise through repair, except as expressly otherwise provided in Paragraph 10. In addition, Landlord shall in no event be liable for injury to Tenant's business or any loss of income or profit therefrom or for consequential damages. Tenant shall indemnify, defend by counsel reasonably acceptable to Landlord, protect and hold Landlord harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses, including reasonable attorneys' fees and court costs, arising out of or related to: (1) claims of injury to or death of persons or damage to property occurring or resulting directly or indirectly from the use or occupancy of the Premises by Tenant or Tenant's Parties, or from activities of Tenant or Tenant's Parties; (2) claims arising from work or labor performed BY TENANT OR ITS AGENTS, or for materials or supplies furnished to or at the request of Tenant in connection with performance of any work done for the account of Tenant within the Premises or Project FOR WHICH TENANT CONTRACTED DIRECTLY WITH SUCH SUPPLIER; (3) claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease; and (4) claims arising from the negligence or intentional acts or omissions of Tenant or Tenant's Parties. The foregoing indemnity by Tenant shall not be applicable to claims to the extent arising from the sole negligence or willful misconduct of Landlord. The provisions of this Paragraph shall survive the expiration or earlier termination of this Lease.

                            9. WAIVER OF SUBROGATION

     To the extent permitted by law and without affecting the coverage provided by insurance to be maintained hereunder or any other rights or remedies, Landlord and Tenant each waive any right to recover against the other for (a) damages to property, including personal property; (b) damages to the Premises or any part thereof; and (c) claims arising by reason of the foregoing due to hazards covered by insurance to the extent of proceeds recovered therefrom. This provision is intended to waive fully, any rights and/or claims arising by reason of the foregoing, but only to the extent that any of the foregoing damages and/or claims referred to above are covered, and only to the extent of such coverage, by insurance actually carried by either Landlord or Tenant.

This provision is also intended to waive fully, and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation on any insurance carrier. Subject to all qualifications of this Paragraph 9, Landlord waives its rights as specified in this Paragraph 9 with respect to any subtenant that it has approved pursuant to Paragraph 21 but only in exchange for the written waiver of such rights to be given by such subtenant to Landlord. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy.

                     10. LANDLORD'S REPAIRS AND MAINTENANCE

     Landlord shall at Landlord's expense maintain in good repair, reasonable wear and tear excepted, the structural soundness of the roof, foundations, and exterior walls of the Building. The term "exterior walls" as used herein shall not include windows, glass or plate glass, doors, dock bumpers or dock plates, special store fronts or office entries. Any damage caused by or repairs necessitated by any act of Tenant or Tenant's Parties may be repaired by Landlord at Landlord's option and Tenant's expense. Tenant shall immediately give Landlord written notice of any defect or need of repairs in such components of the Building after which Landlord shall have a reasonable opportunity and the right to enter the Premises at all reasonable times to repair same. Landlord's liability with respect to any defects, repairs, or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance, and there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of repairs, alterations or improvements in or to any portion of the Premises or Project or to fixtures, appurtenances or equipment in the Building, except as provided in Paragraph 24 AND EXCEPT AS CAUSED BY LANDLORD'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and the condition in which Landlord is obligated to deliver them.

                      11. TENANT'S REPAIRS AND MAINTENANCE

     Tenant shall at all times during the Term at Tenant's expense maintain all parts of the Premises in a first-class, good, clean and secure condition and promptly make all necessary repairs and replacements, as REASONABLY determined by Landlord, including but not limited to, all windows, glass, doors, walls, including demising walls, and wall finishes, floors and floor covering, heating, ventilating and air conditioning systems, ceiling insulation, truck doors, hardware, dock bumpers, dock plates and levelers, plumbing work and fixtures, downspouts, entries, skylights, smoke hatches, roof vents, electrical and lighting systems, and fire sprinklers, with materials and workmanship of the same character, kind and quality as the original. Tenant shall at Tenant's expense also perform regular removal of trash and debris. If Tenant uses rail and if required by the railroad company, Tenant agrees to sign a joint maintenance agreement governing the use of the rail spur, if any. Tenant shall, at Tenant's own expense, enter into a regularly scheduled preventative maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within or serving the Premises. The maintenance contractor and the contract must be REASONABLY approved by Landlord. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective and a copy thereof delivered to Landlord within thirty (30) days after the Term Commencement Date. Landlord may, upon notice to Tenant, enter into such a service contract on behalf of Tenant or perform the work and in either case charge Tenant the cost thereof along with a reasonable amount for Landlord's overhead. Notwithstanding anything to the contrary contained herein, Tenant shall, at its expense, promptly repair any damage to the Premises or the Building or Project resulting from or caused by any act of Tenant or Tenant's Parties.

                                 12. ALTERATIONS

A. Tenant shall not make, or allow to be made, any alterations, physical additions, improvements or partitions, including without limitation the attachment of any fixtures or equipment, in, about or to the Premises ("ALTERATIONS") IN EXCESS OF $5,000 TOTAL COST OR WHICH WOULD ALTER THE EXTERIOR APPEARANCE, PENETRATE THE ROOF OR IMPACT THE STRUCTURAL INTEGRITY OF THE PREMISES, without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld (ALTERATIONS LESS THAN $5,000 IN TOTAL COST REQUIRE WRITTEN NOTICE TO LANDLORD, BUT NO CONSENT) with respect to proposed Alterations which: (a) comply with all applicable Regulations; (b) are, in Landlord's opinion, compatible with the Project and its mechanical, plumbing, electrical, heating/ventilation/air conditioning systems; and (c) will not interfere with the use and occupancy of any other portion of the Building or Project by any other tenant or its invitees. Specifically, but without limiting the generality of the foregoing, Landlord shall have the right of written consent for all plans and specifications for the proposed Alterations, construction means and methods, all appropriate permits and licenses, any contractor or subcontractor to be employed on the work of Alterations, and the time for performance of such work, and may impose rules and regulations for contractors and subcontractors performing such work. Tenant shall also supply to Landlord any documents and information reasonably requested by Landlord in connection with Landlord's consideration of a request for approval hereunder. Tenant shall cause all Alterations to be accomplished in a first-class BUT NOT HIGHER QUALITY THAN EXISTING ALTERATIONS, good and workmanlike manner, and to comply with all applicable Regulations. Tenant shall at Tenant's sole expense, perform any additional work required under applicable Regulations due to the Alterations hereunder. No consent by Landlord to any proposed Alteration or additional work shall constitute a waiver of Tenant's obligations under this Paragraph 12. Tenant shall reimburse Landlord for all REASONABLE costs which Landlord may incur in connection with granting approval to Tenant for any such Alterations, including any REASONABLE costs or expenses which Landlord may incur in electing to have outside architects and engineers review said plans and specifications. All such Alterations shall remain the property of Tenant until the expiration or earlier termination of this Lease, at which time they shall be and become the property of Landlord if Landlord so elects; provided, however, that Landlord may, at Landlord's option, require that Tenant, at Tenant's expense, remove any or all Alterations made by Tenant and restore the Premises by the expiration or earlier termination of this Lease, to their condition existing prior to the construction of any such Alterations. All such removals and restoration shall be accomplished in a good and workmanlike manner so as not to cause any damage to the Premises or Project whatsoever. If Tenant fails to remove such Alterations or Tenant's trade fixtures or furniture, Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable law, at Tenant's sole expense. In addition to and wholly apart from Tenant's obligation to pay Tenant's Proportionate Share of Operating Expenses, Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its personal property, on the value of Alterations within the Premises, and on Tenant's interest pursuant to this Lease, or any increase in any of the foregoing based on such Alterations. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

B. In compliance with Paragraph 27 hereof, at least ten (10) business days before beginning construction of any Alteration, Tenant shall give Landlord written notice of the expected commencement date of that construction to permit Landlord to post and record a notice of non-responsibility. Upon substantial completion of construction, Tenant shall cause a timely notice of completion to be recorded in the office of the recorder of the county in which the Building is located.

                                    13. SIGNS

All signs, notices and graphics of every kind or character, visible in or from public view or corridors, the common areas or the exterior of the Premises, shall be subject to Landlord's prior written approval, which Landlord shall have the right to withhold in its absolute and


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

sole discretion. Tenant shall not place or maintain any banners whatsoever or any window decor in or on any exterior window or window fronting upon any common areas or service area or upon any truck doors or man doors without Landlord's prior written approval which Landlord shall have the right to withhold in its absolute and sole discretion. Any installation of signs or graphics on or about the Premises or Project shall be subject to any Regulations and to any other requirements imposed by Landlord. Tenant shall remove all such signs or graphics by the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury to or defacement of the Premises, Building or Project and any other improvements contained therein, and Tenant shall repair any injury or defacement including without limitation discoloration caused by such installation or removal.

                         14. INSPECTION/POSTING NOTICES

After reasonable notice, except in emergencies where no such notice shall be required, Landlord and Landlord's agents and representatives, shall have the right to enter the Premises to inspect the same, to clean, to perform such work as may be permitted or required hereunder, to make repairs or alterations to the Premises or Project or to other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord's interest in the Project or to exhibit the Premises to prospective tenants, purchasers, encumbrancers or to others, or for any other purpose as Landlord may deem necessary or desirable; provided, however, that Landlord shall use reasonable efforts not to unreasonably interfere with Tenant's business operations. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry. At any time within six (6) months prior to the expiration of the Term or following any earlier termination of this Lease or agreement to terminate this Lease, Landlord shall have the right to erect on the Premises and/or Project a suitable sign indicating that the Premises are available for lease.

                                  15. UTILITIES

Tenant shall pay directly for all water, gas, heat, air conditioning, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and maintenance charges for utilities and shall furnish all REPLACEMENT electric light bulbs, ballasts and tubes. If any such services are not separately metered to Tenant, Tenant shall pay a proportion, as determined by Landlord, of all charges jointly serving other premises. Landlord shall not be liable for any damages directly or indirectly resulting from nor shall the Rent or any monies owed Landlord under this Lease herein reserved be abated by reason of: (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any such utilities or services; (b) the failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, or any other accidents or other conditions beyond the reasonable control of Landlord; or (c) the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or Project. Landlord shall be entitled to cooperate voluntarily and in a reasonable manner with the efforts of national, state or local governmental agencies or utility suppliers in reducing energy or other resource consumption. The obligation to make services available hereunder shall be subject to the limitations of any such voluntary, reasonable program.

                                16. SUBORDINATION

Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, the Lease shall be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises and/or the land upon which the Premises and Project are situated, or both; and (b) any mortgage or deed of trust which may now exist or be placed upon the Building, the Project and/or the land upon which the Premises or the Project are situated, or said ground leases or underlying leases, or Landlord's interest or estate in any of said items which is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord and Tenant shall not be disturbed in its possession under this Lease by such successor in interest so long as Tenant is not in default under this Lease. Within ten (10) days after request by Landlord, Tenant shall execute and deliver any additional REASONABLE documents evidencing Tenant's attornment or the subordination of this Lease with respect to any such ground leases or underlying leases or any such mortgage or deed of trust, in the form requested by Landlord or by any ground landlord, mortgagee, or beneficiary under a deed of trust, subject to such nondisturbance requirement.

                            17. FINANCIAL STATEMENTS

RECOGNIZING THAT TENANT IS A WHOLLY OWNED SUBSIDIARY AND ALL FINANCIAL STATEMENTS WOULD BE CONSOLIDATED UNDER THE HEADING OF WHOLLY OWNED SUBSIDIARY AS NAMED IN THIS LEASE, At the request of Landlord from time to time, Tenant shall provide to Landlord Tenant's and any guarantor's current financial statements or other information discussing financial worth of Tenant and any guarantor, which Landlord shall use solely for purposes of this Lease and in connection with the ownership, management, financing and disposition of the Project.

                            18. ESTOPPEL CERTIFICATE

Tenant agrees from time to time, within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is in full force and effect, that this Lease has not been modified (or stating all modifications, written or oral, to this Lease), the date to which Rent has been paid, the unexpired portion of this Lease, that TO TENANT'S KNOWLEDGE there are no current defaults by Landlord or Tenant under this Lease (or specifying any such defaults), and such other matters pertaining to this Lease as may be reasonably requested by Landlord. Failure by Tenant to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included are true and correct without exception. Tenant agrees that if Tenant fails to execute and deliver such certificate within such ten (10) day period, Landlord may execute and deliver such certificate on Tenant's behalf and that such certificate shall be binding on Tenant. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Project or any interest therein. The parties agree that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of the Lease, and shall be an event of default if Tenant fails to fully comply or makes any material misstatement in any such certificate.

                              19. SECURITY DEPOSIT

Tenant agrees to deposit with Landlord upon execution of this Lease, a Security Deposit as stated in the Basic Lease Information, which sum shall be held by Landlord, without obligation to pay interest, as security for the performance of Tenant's covenants and obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of damages incurred by Landlord in case of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may from time to time, without prejudice to any other remedy provided herein or provided by law, use such fund to the extent necessary to make good any arrears of Rent or other payments

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

due to Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default, and Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant at such time after termination of this Lease that all of Tenant's obligations under this Lease have been fulfilled. Landlord may use and commingle the Security Deposit with other funds of Landlord.

                              20. TENANT'S REMEDIES

The obligations and liability of Landlord to Tenant for any default by Landlord under the terms of this Lease are not personal obligations of Landlord or of the individual or other partners of Landlord or its or their partners, directors, officers, or shareholders, and Tenant agrees to look solely to Landlord's interest in the Project for the recovery of any amount from Landlord, and shall not look to other assets of Landlord nor seek recourse against the assets of the individual or other partners of Landlord or its or their partners, directors, officers or shareholders. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, mortgage or deed of trust on the Project.

                          21. ASSIGNMENT AND SUBLETTING

A. (1) GENERAL. Tenant shall not assign or pledge this Lease or sublet the Premises or any part thereof, whether voluntarily or by operation of law, or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, or suffer or permit any such assignment, pledge, subleasing or occupancy, without Landlord's prior written consent except as provided herein. If Tenant desires to assign this Lease or sublet any or all of the Premises, Tenant shall give Landlord written notice (the "TRANSFER NOTICE") at least FORTY-FIVE (45) days prior to the anticipated effective date of the proposed assignment or sublease, which shall contain all of the information reasonably requested by Landlord to address Landlord's decision criteria specified hereinafter. Landlord shall then have a period of thirty (30) days following receipt of the Transfer Notice to notify Tenant in writing that Landlord elects either: (1) to terminate this Lease as to the space so affected as of the date so requested by Tenant; or (2) to consent to the proposed assignment or sublease, subject, however, to Landlord's prior written consent of the proposed assignee or subtenant and of any related documents or agreements associated with the assignment or sublease. If Landlord should fail to notify Tenant in writing of such election within said period, Landlord shall be deemed to have waived option (1) above, but written consent by Landlord of the proposed assignee or subtenant shall be required. If Landlord does not exercise option (1) above, Landlord's consent to a proposed assignment or sublet shall not be unreasonably withheld OR DELAYED.

     (2) CONDITIONS OF LANDLORD'S CONSENT. Without limiting the other instances in which it may be reasonable for Landlord to withhold Landlord's consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold Landlord's consent in the following instances: the use of the Premises by such proposed assignee or subtenant would not be a Permitted Use or would violate any exclusivity arrangement which Landlord has with any other tenant or occupant or would increase the Parking Density of the Building or Project; the proposed assignee or subtenant is not of sound financial condition as determined by Landlord in Landlord's REASONABLE sole discretion; the proposed assignee or subtenant is a governmental agency; the proposed assignee or subtenant does not have a good reputation as a tenant of property; the proposed assignee or subtenant is a person with whom Landlord is negotiating to lease space in the Project or is a present tenant of the Project ; the assignment or subletting would entail any Alterations which would lessen the value of the leasehold improvements in the Premises; or Tenant is in default of any obligation of Tenant under this Lease, or Tenant has defaulted under this Lease on three (3) or more occasions during any twelve (12) months preceding the date that Tenant shall request consent. Failure by Landlord to consent to a proposed assignee or subtenant shall not cause a termination of this Lease. Upon a termination under Paragraph 21.A.(1), Landlord may lease the Premises to any party, including parties with whom Tenant has negotiated an assignment or sublease, without incurring any liability to Tenant. At the option of Landlord, a surrender and termination of this Lease shall operate as an assignment to Landlord of some or all subleases or subtenancies. Landlord shall exercise this option by giving notice of that assignment to such subtenants on or before the effective date of the surrender and termination.

B. BONUS RENT. Any Rent or other consideration realized by Tenant under any such sublease or assignment in excess of the Rent payable hereunder, after amortization of a reasonable brokerage commission AND LEASING EXPENSE incurred by Tenant, shall be divided and paid, ten percent (10%) to Tenant, ninety percent (90%) to Landlord. In any subletting or assignment undertaken by Tenant, Tenant shall diligently seek to obtain the maximum rental amount available in the marketplace for comparable space available for primary leasing.

C. CORPORATION. If Tenant is a corporation, a transfer of corporate shares by sale, assignment, bequest, inheritance, operation of law or other disposition (including such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceedings) resulting in a change in the present control of such corporation or any of its parent corporations by the person or persons owning a majority of said corporate shares, shall constitute an assignment for purposes of this Lease.

D. UNINCORPORATED ENTITY. If Tenant is a partnership, joint venture, unincorporated limited liability company or other unincorporated business form, a transfer of the interest of persons, firms or entities responsible for managerial control of Tenant by sale, assignment, bequest, inheritance, operation of law or other disposition, so as to result in a change in the present control of said entity and/or a change in the identity of the persons responsible for the general credit obligations of said entity shall constitute an assignment for all purposes of this Lease.

E. LIABILITY. No assignment or subletting by Tenant, permitted or otherwise, shall relieve Tenant of any obligation under this Lease or alter the primary liability of the Tenant named herein for the payment of Rent or for the performance of any other obligations to be performed by Tenant, including obligations contained in Paragraph 25 with respect to any assignee or subtenant. Any assignment or subletting which conflicts with the provisions hereof shall be void.

                                  22. AUTHORITY

Landlord represents and warrants that it has full right and authority to enter into this Lease and to perform all of Landlord's obligations hereunder and that all persons signing this Lease on its behalf are authorized to do. Tenant represents and warrants that it has full right and authority to enter into this Lease and to perform all of Tenant's obligations hereunder and that all persons signing this Lease on its behalf are authorized to do.

                                23. CONDEMNATION

A. CONDEMNATION RESULTING IN TERMINATION. If the whole or any substantial part of the Project of which the Premises are a part should be taken or condemned for any public use under governmental law, ordinance or regulation, or by right of eminent domain, or by

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

private purchase in lieu thereof, and the taking would prevent or materially interfere with the Permitted Use of the Premises, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall have occurred.

B. CONDEMNATION NOT RESULTING IN TERMINATION. If a portion of the Project of which the Premises are a part should be taken or condemned for any public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking materially interferes with the Permitted Use of the Premises, and this Lease is not terminated as provided in Paragraph 23.A. above, the Rent payable hereunder during the unexpired portion of the Lease shall be reduced, beginning on the date when the physical taking shall have occurred, to such amount as may be fair and reasonable under all of the circumstances.

C. AWARD. Landlord shall be entitled to any and all payment, income, rent, award or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired portion of this Lease. Notwithstanding the foregoing, any compensation specifically and separately awarded Tenant for Tenant's personal property, LOSS OF BUSINESS and moving costs, shall be and remain the property of Tenant.

D. WAIVER OF CCP SECTION 1265.130. Each party waives the provisions of California Civil Code Procedure Section 1265.130 allowing either party to petition the superior court to terminate this Lease as a result of a partial taking.

                               24. CASUALTY DAMAGE

A. GENERAL. If the Premises or Building should be damaged or destroyed by fire, tornado, or other casualty (collectively, "CASUALTY"), Tenant shall give immediate written notice thereof to Landlord. Within thirty (30) days after Landlord's receipt of such notice, Landlord shall notify Tenant whether in Landlord's estimation material restoration of the Premises can reasonably be made either: (1) within ninety (90) days; (2) in more than ninety (90) days but within one hundred eighty (180) days; or (3) in more than one hundred eighty
(180) days from the date of such notice and receipt of required permits for such restoration. Landlord's determination shall be binding on Tenant.

B. WITHIN 90 DAYS. If the Premises or Building should be damaged by Casualty to such extent that material restoration can in Landlord's estimation be reasonably completed within ninety (90) days after the date of such damage and receipt of required permits for such restoration, this Lease shall not terminate. Provided that insurance proceeds are received by Landlord to fully repair the damage, Landlord shall proceed to rebuild and repair the Premises in the manner determined by Landlord, except that Landlord shall not be required to rebuild, repair or replace any part of the Alterations which may have been placed on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately, but only to the extent of rental abatement insurance proceeds received by Landlord during the time and to the extent the Premises are unfit for occupancy.

C. GREATER THAN 90 DAYS. If the Premises or Building should be damaged by Casualty to such extent that rebuilding or repairs can in Landlord's estimation be reasonably completed in more than ninety (90) days but within one hundred eighty (180) days after the date of such damage and receipt of required permits for such rebuilding or repair, then Landlord shall have the option of either:
(1) terminating this Lease effective upon the date of the occurrence of such damage, in which event the Rent shall be abated during the unexpired portion of this Lease; or (2) electing to rebuild or repair the Premises in the manner determined by Landlord. Notwithstanding the above, Landlord shall not be required to rebuild, repair or replace any part of the Alterations which may have been placed, on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately, but only to the extent of rental abatement insurance proceeds received by Landlord during the time and to the extent the Premises are unfit for occupancy. In the event that Landlord should fail to complete such repairs and rebuilding within one hundred eighty (180) days after the date upon which Landlord is notified by Tenant of such damage and receipt of required permits, such period of time to be extended for delays caused by the fault or neglect of Tenant or otherwise by Tenant or because of acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, or delays of the contractors or subcontractors or any other causes or contingencies beyond the reasonable control of Landlord, Tenant may at Tenant's option within ten (10) days after the expiration of such one hundred eighty (180) day period (as such may be extended), terminate this Lease by delivering written notice of termination to Landlord as Tenant's exclusive remedy, whereupon all rights hereunder shall cease and terminate thirty (30) days after Landlord's receipt of such termination notice.

D. GREATER THAN 180 DAYS. If the Premises or Building should be so damaged by Casualty that rebuilding or repairs cannot in Landlord's estimation be completed one hundred eighty (180) days after such damage and receipt of required permits for such rebuilding or repair, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

E. TENANT'S FAULT. Notwithstanding anything herein to the contrary, if the Premises or any other portion of the Building are damaged by Casualty resulting from the fault, negligence, or breach of this Lease by Tenant or any of Tenant's Parties, Base Rent and Additional Rent shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds.

F. INSURANCE PROCEEDS. Notwithstanding anything herein to the contrary, in the event that the Premises or Building are damaged or destroyed and are not fully covered by the insurance proceeds received by Landlord or in the event that the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then in either case Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Landlord that said damage or destruction is not fully covered by insurance or such requirement is made by any such holder, as the case may be, whereupon all rights and obligations hereunder shall cease and terminate.

G. WAIVER. This Paragraph 24 shall be Tenant's sole and exclusive remedy in the event of damage or destruction to the Premises or the Building. As a material inducement to Landlord entering into this Lease, Tenant hereby waives any rights it may have under Sections 1932, 1933(4), 1941 or 1942 of the Civil Code of California with respect to any destruction of the Premises, Landlord's obligation for tenantability of the Premises and Tenant's right to make repairs and deduct the expenses of such repairs, or under any similar law, statute or ordinance now or hereafter in effect.

H. TENANT'S PERSONAL PROPERTY. In the event of any damage or destruction of the Premises or the Building, under no circumstances shall Landlord be required to repair any injury or damage to, or make any repairs to or replacements of, Tenant's personal property.

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

                                25. HOLDING OVER

Unless Landlord expressly consents in writing to Tenant's holding over, Tenant shall be only a Tenant at sufferance, whether or not Landlord accepts any Rent from Tenant or any other person while Tenant is holding over without Landlord's written consent. If Tenant shall retain possession of the Premises or any portion thereof without Landlord's consent following the expiration of this Lease or sooner termination for any reason, then Tenant shall pay to Landlord for each day of such retention DOUBLE the amount of daily rental as of the last month prior to the date of expiration or earlier termination. Tenant shall also indemnify, defend, protect and hold Landlord harmless from any loss, liability or cost, including reasonable attorneys' fees, resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by the succeeding tenant founded on such delay. Acceptance of Rent by Landlord following expiration or earlier termination shall not constitute a renewal of this Lease, and nothing contained in this Paragraph 25 shall waive Landlord's right of reentry or any other right. Additionally, in the event that upon expiration or earlier termination of this Lease, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as it deems necessary at Tenant's sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this Paragraph 25 shall apply. The provisions of this Paragraph 25 shall survive any expiration or earlier termination of this Lease.

                                   26. DEFAULT

A. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an event of default on the part of Tenant:

     (1) ABANDONMENT. Abandonment or vacation of the Premises for a continuous period in excess of five (5) days. Tenant waives any right to notice Tenant may have under Section 1951.3 of the Civil Code of the State of California, the terms of this Paragraph 26.A. being deemed such notice to Tenant as required by said Section 1951.3.

     (2) NONPAYMENT OF RENT. Failure to pay any installment of Rent or any other amount due and payable hereunder upon the date when said payment is due.

     (3) OTHER OBLIGATIONS. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subparagraphs (1) and (2) of this Paragraph 26.A., such failure continuing for fifteen (15) days after written notice of such failure.

     (4) GENERAL ASSIGNMENT. A general assignment by Tenant for the benefit of creditors.

     (5) BANKRUPTCY. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of FORTY-FIVE
     (45) days. In the event that under applicable law, the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease.

     (6) RECEIVERSHIP. The employment of a receiver to take possession of substantially all of Tenant's assets or the Premises, if such appointment remains undismissed or undischarged for a period of ten (10) days after the order therefor.

     (7) ATTACHMENT. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten
     (10) days after the levy thereof.

B.   REMEDIES UPON DEFAULT.

     (1) TERMINATION. In the event of the occurrence of any event of default, Landlord shall have the right to give a written termination notice to Tenant, and on the date specified in such notice, Tenant's right to possession shall terminate, and this Lease shall terminate unless on or before such date all Rent in arrears and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other events of default of this Lease by Tenant at the time existing shall have been fully remedied to the satisfaction of Landlord. At any time after such termination, Landlord may recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by any reason of Tenant's default or of such termination. Landlord hereby reserves the right to recognize the continued possession of any subtenant.

     (2) CONTINUATION AFTER DEFAULT. Even though an event of default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under Paragraph 26.B.(1) hereof, and Landlord may enforce all of Landlord's rights and remedies under this Lease and at law or in equity, including without limitation, the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a landlord under
     Section 1951.4 of the Civil Code of the State of California or any successor code section. Acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver under application of Landlord to protect Landlord's interest under this Lease or other entry by Landlord upon the Premises shall not constitute an election to terminate Tenant's right to possession.

     (3) INCREASED SECURITY DEPOSIT. If Tenant is in default under Paragraph 26.A.(2) hereof and such default remains uncured for ten (10) days after such occurrence or such default occurs more than three times in any twelve
     (12) month period, Landlord may require that Tenant increase the Security Deposit to the amount of three times the current month's Rent at the time of the most recent default.

C. DAMAGES AFTER DEFAULT. Should Landlord terminate this Lease pursuant to the provisions of Paragraph 26.B.(1) hereof, Landlord shall have the rights and remedies of a Landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor code sections. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law or at equity, Landlord shall be entitled to recover from
Tenant: (1) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination, (2) the worth at the time of award of the amount by which the unpaid Rent that would have been earned after the date of termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; (3) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of the award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided; and (4) any other amount and court costs necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform

Tenant's obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" as used in (1) and (2) above shall be computed at the lesser of the "prime rate," as announced from time to time by Wells Fargo Bank, N.A. (San Francisco) or its successor, plus five (5) percentage points, or the maximum interest rate allowed by law ("APPLICABLE INTEREST RATE"). The "worth at the time of award" as used in
(3) above shall be computed by discounting such amount at the Federal Discount Rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%). If this Lease provides for any periods during the Term during which Tenant is not required to pay Base Rent or if Tenant otherwise receives a Rent concession, then upon the occurrence of an event of default, Tenant shall owe to Landlord the full amount of such Base Rent or value of such Rent concession, plus interest at the Applicable Interest Rate, calculated from the date that such Base Rent or Rent concession would have been payable.

D. LATE CHARGE. In addition to its other remedies, Landlord shall have the right without notice or demand to add to the amount of any payment required to be made by Tenant hereunder, and which is not paid and received by Landlord on or before the first day of each calendar month, an amount equal to FIVE
PERCENT (5%) of the delinquency for each month or portion thereof that the delinquency remains outstanding to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Landlord's damage by virtue of such delinquencies would be extremely difficult and impracticable to compute and the amount stated herein represents a reasonable estimate thereof. Any waiver by Landlord of any late charges shall not constitute a waiver of other late charges or any other remedies available to Landlord.

E. REMEDIES CUMULATIVE. All rights, privileges and elections or remedies of the parties are cumulative and not alternative, to the extent permitted by law and except as otherwise provided herein.

                                    27. LIENS

Tenant shall at all times keep the Premises and the Project free from liens arising out of or related to work or services performed, materials or supplies furnished or obligations incurred by Tenant or in connection with work made, suffered or done by or on behalf of Tenant in or on the Premises or Project. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord on behalf of Tenant and all expenses incurred by Landlord in connection therefor shall be payable to Landlord by Tenant on demand with interest at the Applicable Interest Rate. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Project and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give Landlord not less than ten (10) business days prior written notice of the commencement of any work in the Premises or Project which could lawfully give rise to a claim for mechanics' or materialmen's liens to permit Landlord to post and record a timely notice of non-responsibility.

                                28. SUBSTITUTION


                           29. TRANSFERS BY LANDLORD

In the event of a sale or conveyance by Landlord of the Building or a foreclosure by any creditor of Landlord, the same shall operate to release Landlord from any liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, to the extent required to be performed after the passing of title to Landlord's successor-in-interest. In such event, Tenant agrees to look solely to the responsibility of the successor-in-interest of Landlord under this Lease with respect to the performance of the covenants and duties of "Landlord" to be performed after the passing of title to Landlord's successor-in-interest. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. Landlord's successor(s)-in-interest shall not have liability to Tenant with respect to the failure to perform any of the obligations of "Landlord," to the extent required to be performed prior to the date such successor(s)-in-interest became the owner of the Building.

               30. RIGHT OF LANDLORD TO PERFORM TENANT'S COVENANTS

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Base Rent, required to be paid by Tenant hereunder or shall fail to perform any other act on Tenant's part to be performed hereunder, including Tenant's obligations under Paragraph 11 hereof, and such failure shall continue for fifteen (15) days after notice thereof by Landlord, in addition to the other rights and remedies of Landlord, Landlord may make any such payment and perform any such act on Tenant's part. In the case of an emergency, no prior notification by Landlord shall be required. Landlord may take such actions without any obligation and without releasing Tenant from any of Tenant's obligations. All sums so paid by Landlord and all incidental costs incurred by Landlord and interest thereon at the Applicable Interest Rate, from the date of payment by Landlord, shall be paid to Landlord on demand as Additional Rent.

                                   31. WAIVER

If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. The acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or decrease the right of

Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

                                   32. NOTICES

Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to sending, mailing, or delivery of any notice or the making of any payment by Landlord or Tenant to the other shall be deemed to be complied with when and if the following steps are taken:

A. RENT. All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at Landlord's Remittance Address set forth in the Basic Lease Information, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

B. OTHER. All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and either personally delivered, sent by commercial overnight courier, or mailed, certified or registered, postage prepaid, and addressed to the party to be notified at the Notice Address for such party as specified in the Basic Lease Information or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. Notices shall be deemed served upon receipt or refusal to accept delivery. Tenant appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of occupying the Premises at the time, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Premises.

                               33. ATTORNEYS' FEES

In the event that Landlord places the enforcement of this Lease, or any part thereof, or the collection of any Rent due, or to become due hereunder, or recovery of possession of the Premises in the hands of an attorney, Tenant shall pay to Landlord, upon demand, Landlord's reasonable attorneys' fees and court costs, whether incurred at trial, appeal or review. In any action which Landlord or Tenant brings to enforce its respective rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party including reasonable attorneys' fees, to be fixed by the court, and said costs and attorneys' fees shall be a part of the judgment in said action.

                           34. SUCCESSORS AND ASSIGNS

This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment is approved by Landlord as provided hereunder, Tenant's assigns. ANY PROVISION IN THIS LEASE TO THE CONTRARY NOTWITHSTANDING, LANDLORD'S CONSENT SHALL NOT BE REQUIRED FOR A
TRANSFER: (a) TO ANY PERSON OR ENTITY WHO CONTROLS, IS CONTROLLED BY OR IS UNDER COMMON CONTROL WITH TENANT; (b) TO ANY CORPORATION RESULTING FROM THE MERGER OR CONSOLIDATION WITH TENANT (PROVIDED THAT TENANT'S ABILITY TO PERFORM ALL OF ITS OBLIGATIONS UNDER THIS LEASE ARE IN NO WAY REDUCED, AND THE OCCUPANCY DENSITY OF THE PREMISES IS NOT MATERIALLY INCREASED, AS A RESULT OF SUCH MERGER OR CONSOLIDATION); OR (c) TO ANY PERSON OR LEGAL ENTITY HAVING A CONSOLIDATED NET WORTH WITH TENANT OF AT LEAST $20,000,000, WHICH ACQUIRES ALL THE ASSETS OF TENANT AS A GOING CONCERN OF THE BUSINESS BEING CONDUCTED ON THE PREMISES (EACH OF THE FOREGOING IS HEREINAFTER REFERRED TO AS A "TENANT AFFILIATE"); PROVIDED THAT BEFORE SUCH ASSIGNMENT SHALL BE EFFECTIVE, (a) SAID TENANT AFFILIATE SHALL ASSUME, IN FULL, THE OBLIGATIONS OF TENANT UNDER THIS LEASE, (b) LANDLORD SHALL BE GIVEN WRITTEN NOTICE OF SUCH ASSIGNMENT AND ASSUMPTION AND (c) THE USE OF THE PREMISES BY THE TENANT AFFILIATE SHALL BE AS SET FORTH IN PARAGRAPH 4. FOR THE PURPOSES OF THIS PARAGRAPH, THE TERM "CONTROL" MEANS POSSESSION, DIRECTLY OR INDIRECTLY, OF THE POWER TO DIRECT OR CAUSE THE DIRECTION OF THE MANAGEMENT, AFFAIRS AND POLICIES OF ANYONE, WHETHER THROUGH THE OWNERSHIP OF VOTING SECURITIES, BY CONTRACT OR OTHERWISE.

                                35. FORCE MAJEURE

If performance by a party of any portion of this Lease is made impossible by any prevention, delay, or stoppage caused by strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes for those items, government actions, civil commotions, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform, performance by that party for a period equal to the period of that prevention, delay, or stoppage is excused. Tenant's obligation to pay Rent, however, is not excused by this Paragraph 35.

                            36. SURRENDER OF PREMISES

Tenant shall, upon expiration or sooner termination of this Lease, surrender the Premises to Landlord in the same condition as existed on the date Tenant originally took possession thereof, including, but not limited to, all interior walls cleaned, all interior painted surfaces repainted in the original color, all holes in walls repaired, all carpets shampooed and cleaned, all HVAC equipment in operating order and in good repair, and all floors cleaned, waxed, and free of any Tenant-introduced marking or painting, all to the reasonable satisfaction of Landlord. Tenant shall remove all of its debris from the Project. At or before the time of surrender, Tenant shall comply with the terms of Paragraph 12.A. hereof with respect to Alterations to the Premises and all other matters addressed in such Paragraph. If the Premises are not so surrendered at the expiration or sooner termination of this Lease, the provisions of Paragraph 25 hereof shall apply. All keys to the Premises or any part thereof shall be surrendered to Landlord upon expiration or sooner termination of the Term. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall meet with Landlord for a joint inspection of the Premises at the time of vacating. In the event of Tenant's failure to give such notice or participate in such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall conclusively be deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

                                37. MISCELLANEOUS

A. GENERAL. The term "Tenant" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their respective successors, executors, administrators and permitted assigns, according to the context hereof.

B. TIME.  Time is of the essence regarding this Lease and all of its provisions.

C. CHOICE OF LAW. This Lease shall in all respects be governed by the laws of the State of California.

D. ENTIRE AGREEMENT. This Lease, together with its Exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or its agents or understandings made between the parties other than those set forth in this Lease and its Exhibits.

E. MODIFICATION. This Lease may not be modified except by a written instrument signed by the parties hereto.

F. SEVERABILITY. If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

G. RECORDATION. Tenant shall not record this Lease or a short form memorandum hereof.

H. EXAMINATION OF LEASE. Submission of this Lease to Tenant does not constitute an option or offer to lease and this Lease is not effective otherwise until execution and delivery by both Landlord and Tenant.

I. ACCORD AND SATISFACTION. No payment by Tenant of a lesser amount than the total Rent due nor any endorsement on any check or letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction of full payment of Rent, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue other remedies.

J. EASEMENTS. Landlord may grant easements on the Project and dedicate for public use portions of the Project without Tenant's consent; provided that no such grant or dedication shall materially interfere with Tenant's Permitted Use OR QUIET ENJOYMENT of the Premises. Upon Landlord's request, Tenant shall execute, acknowledge and deliver to Landlord documents, instruments, maps and plats necessary to effectuate Tenant's covenants hereunder.

K. DRAFTING AND DETERMINATION PRESUMPTION. The parties acknowledge that this Lease has been agreed to by both the parties, that both Landlord and Tenant have consulted with attorneys with respect to the terms of this Lease and that no presumption shall be created against Landlord because Landlord drafted this Lease. Except as otherwise specifically set forth in this Lease, with respect to any consent, determination or estimation of Landlord required or allowed in this Lease or requested of Landlord, Landlord's consent, determination or estimation shall be given or made solely by Landlord in Landlord's good faith opinion, whether or not objectively reasonable.

L. EXHIBITS. The Exhibits attached hereto are hereby incorporated herein by this reference.

M. NO LIGHT, AIR OR VIEW EASEMENT. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease or impose any liability on Landlord.

N. NO THIRD PARTY BENEFIT. This Lease is a contract between Landlord and Tenant and nothing herein is intended to create any third party benefit.

O. QUIET ENJOYMENT. Upon payment by Tenant of the Rent, and upon the observance and performance of all of the other covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to all of the other terms and conditions of this Lease. LANDLORD SHALL USE COMMERCIALLY REASONABLE EFFORTS TO RESOLVE INTERRUPTIONS TO TENANT'S QUIET ENJOYMENT OF THE PREMISES, HOWEVER Landlord shall not be liable for any hindrance, interruption, interference or disturbance by other tenants or third persons, nor shall Tenant be released from any obligations under this Lease because of such hindrance, interruption, interference or disturbance.

P. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed an original.

Q. MULTIPLE PARTIES. If more than one person or entity is named herein as Tenant, such multiple parties shall have joint and several responsibility to comply with the terms of this Lease.

                              38. OPTION TO RELEASE

     PROVIDED TENANT IS NOT, AND HAS NOT BEEN, IN DOCUMENTED DEFAULT OF ANY OF ITS OBLIGATIONS UNDER THE LEASE, TENANT SHALL HAVE AN OPTION TO RELEASE THE PREMISES IN "AS IS" CONDITION FOR ONE (1) FIVE (5) YEAR PERIOD ON THE SAME TERMS AND CONDITIONS AS SET FORTH IN THIS LEASE EXCEPT THAT THE BASE RENT FOR THE OPTION PERIOD SHALL BE THE THEN PREVAILING MARKET RATE (WITHIN FIVE (5) MONTHS OF THE END OF THE INITIAL TERM OF THE LEASE) FOR COMPARABLE SPACE WITHIN BRIDGE POINTE CORPORATE CENTRE AND COMPARABLE BUILDINGS IN THE LA JOLLA/UTC AREA, AS REASONABLY DETERMINED BY LANDLORD AND TENANT. IF AGREEMENT CAN NOT BE REACHED BETWEEN THE PARTIES WITHIN FIFTEEN (15) DAYS OF RECEIPT OF TENANT'S WRITTEN NOTICE OF ITS DESIRE TO EXTEND THE TERM PER THE TIMETABLE GIVEN IN THIS PARAGRAPH, EACH PARTY WILL SELECT AN ACTIVE AREA COMMERCIAL REAL ESTATE AGENT WITH RELEVANT RECENT TRANSACTION EXPERIENCE IN THIS MARKET AND THE TWO AGENTS SHALL, WITHIN TEN (10) DAYS OF THEIR SELECTION, JOINTLY DETERMINE A PREVAILING MARKET RENEWAL RATE THAT SHALL BE BINDING ON TENANT AND LANDLORD. SHOULD NO AGREEMENT BE REACHED, THE TWO AGENTS MUST JOINTLY SELECT A THIRD ACTIVE AREA COMMERCIAL REAL ESTATE AGENT WHO WILL WITHIN TEN (10) DAYS OF SELECTION DETERMINE THE FIRST YEAR RATE FOR THIS OPTION TO RELEASE. IN NO EVENT WILL THE BASE RENT FOR THE OPTION PERIOD BE LESS THAN THAT OF THE PREVIOUS PERIOD. TENANT SHALL GIVE LANDLORD WRITTEN NOTICE TO EXERCISE ITS OPTION AT LEAST ONE HUNDRED FIFTY (150) DAYS AND NO MORE THAN ONE HUNDRED EIGHTY (180) DAYS PRIOR TO THE EXPIRATION OF THE TERM.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN CONTAINED, TENANT'S RIGHT TO EXTEND THE TERM BY EXERCISE OF THE FOREGOING OPTION SHALL BE CONDITIONED UPON THE FOLLOWING: (a) AT THE TIME OF THE EXERCISE OF THE OPTION, AND AT THE TIME OF THE COMMENCEMENT OF THE EXTENDED TERM, TENANT SHALL BE IN POSSESSION OF AND OCCUPYING THE PREMISES FOR THE CONDUCT OF ITS BUSINESS THEREIN AND THE SAME SHALL NOT BE OCCUPIED BY ANY ASSIGNEE, SUBTENANT, OR LICENSEE, (DOES NOT APPLY TO TENANT AFFILIATE); AND (b) THE NOTICE OF EXERCISE SHALL CONSTITUTE A REPRESENTATION, BY COMMENCEMENT OF THE EXTENDED TERM, THAT TENANT DOES NOT INTEND TO SEEK TO ASSIGN THE LEASE IN WHOLE OR IN PART, OR SUBLET ALL OR ANY PORTION OF THE PREMISES.

           39. CONDITIONAL APPROVAL OF TENANT'S ROOF MOUNTED ANTENNAE

TENANT MAY USE, OPERATE AND MAINTAIN THREE (3) ROOF-MOUNTED ANTENNAE ("ANTENNAE") ON THE PREMISES, FOR PERSONAL USE ONLY, SUBJECT TO THE TERMS AND CONDITIONS OF THIS LEASE AND THE FOLLOWING SPECIFIC PROVISIONS: (a) LANDLORD MUST GIVE ITS WRITTEN APPROVAL OF THE TYPE, CHARACTER, SIZE, LOCATION, AMOUNT OF SPACE REQUIRED, INSTALLATION DETAILS, ELECTRICAL REQUIREMENTS, AND OTHER DETAILS OF SAID ANTENNAE PRIOR TO ANY INSTALLATION BY TENANT. TENANT SHALL BE RESPONSIBLE FOR ITS COMPLIANCE WITH ALL GOVERNMENTAL REQUIREMENTS. INSTALLATION SHALL BE IN ACCORDANCE TO PLANS AND SPECIFICATIONS, WITH LANDLORD'S PRIOR REVIEW AND APPROVAL IN WRITING OF THE ANTENNAE. IF LANDLORD DISAPPROVES ANY ASPECT OF ANTENNAE, TENANT SHALL REVISE THE PLANS AND SPECIFICATIONS IN ACCORDANCE WITH LANDLORD'S COMMENTS AND SHALL RESUBMIT THE REVISED PLANS AND SPECIFICATIONS TO LANDLORD UNTIL LANDLORD GIVES ITS WRITTEN APPROVAL. IF LANDLORD DETERMINES THAT THE INSTALLATION OF THE ANTENNAE WILL BE DETRIMENTAL TO THE DESIGN OR STRUCTURAL SOUNDNESS OF THE PREMISES OR WILL CREATE A RISK OF INJURY OR DAMAGE TO PROPERTY OR PERSONS, TENANT SHALL NOT BE PERMITTED TO INSTALL ANTENNAE. ALL COSTS FOR THE INSTALLATION OF THE ANTENNAE INCLUDING BUT NOT LIMITED TO ELECTRICAL EQUIPMENT AND CONNECTIONS, MOUNTING FIXTURES, ENGINEERING STUDIES, INSPECTIONS, PERMITS, ETC. WILL BE AT TENANT'S SOLE EXPENSE AND RESPONSIBILITY. ALL EQUIPMENT OR OTHER PROPERTIES

BROUGHT TO THE PREMISES IN RELATION TO ANTENNAE SHALL BE AT ALL TIMES THE PERSONAL PROPERTY OF TENANT. UPON TERMINATION OR ANY SUCH END OF TENANT'S OCCUPANCY OF THE PREMISES, LANDLORD AT ITS SOLE OPTION, MAY EITHER REQUIRE THE COMPLETE REMOVAL OF ANTENNA AND RESTORATION OF ANY DAMAGE TO THE PREMISES AND SPECIFICALLY THE ROOF TO ITS ORIGINAL CONDITION PRIOR TO INSTALLATION OR ELECT TO KEEP THE ANTENNAE AS PROPERTY OF LANDLORD. (b) TENANT SHALL REIMBURSE LANDLORD FOR ANY COSTS LANDLORD MAY INCUR FROM TIME TO TIME WITH RESPECT TO ANTENNAE, INCLUDING INSTALLATION APPROVALS, MAINTENANCE, REPAIRS, REPLACEMENTS, OR IMPROVEMENTS TO THE PROJECT. ANY ELECTRICAL OR OPERATING COSTS FOR OPERATION OF ANTENNAE MUST BE PAID DIRECTLY BY TENANT TO ELECTRICITY OR OTHER SUPPLIER.
(c) LANDLORD DOES NOT WARRANT OR REPRESENT THAT TENANT HAS THE RIGHT UNDER ANY APPLICABLE LAW, ORDINANCE, OR REGULATION TO INSTALL, OPERATE OR MAINTAIN ANTENNA OR THAT SUCH WILL BE PERMITTED IN THE FUTURE. (d) TENANT SHALL HAVE THE RIGHT OF ACCESS TO ANTENNAE PROVIDED TENANT'S STRICT ATTENTION TO SECURITY AND SAFETY MEASURES THAT ARE APPROPRIATE FOR ROOF ACCESS BY TENANT. (e) LANDLORD SHALL IN NO WAY BE RESPONSIBLE FOR ANY INTERFERENCE FROM OTHER ANTENNAE OR COMMUNICATION EQUIPMENT WITHIN THE PROJECT OR IN THE VICINITY OF THE PROJECT.

                            40. ADDITIONAL PROVISIONS

ADDENDA. Exhibits A through F attached hereto are hereby incorporated into and made a part of this Lease as though fully set forth herein.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and the year first above written.

                                        LANDLORD

                                        Spieker Properties, L.P.,
                                        a California limited partnership

                                        By: Spieker Properties, Inc.,
                                            a Maryland corporation,
                                            its general partner

                                            By:
                                                --------------------------------
                                                     Richard L. Romney
                                                Its: Senior Vice President

                                        Date:
                                              ----------------------------------

                                        TENANT

                                        ADC Wireless Systems, Inc.,
                                        a Minnesota corporation,

                                        a wholly owned subsidiary of
                                        ADC Telecommunications, Inc.,
                                        a Minnesota corporation

                                        By:
                                            ------------------------------------

                                        Print:
                                               ---------------------------------

                                        Its:
                                             -----------------------------------

                                   EXHIBIT "A"

                         SITE PLAN, PROJECT DESCRIPTION
                                  NOT TO SCALE

         4760, 4770, 4780, AND 4790 EASTGATE MALL, SAN DIEGO, CALIFORNIA

                                   EXHIBIT "B"
                       OFFICE LEASE IMPROVEMENT AGREEMENT

     This Office Lease Improvement Agreement ("IMPROVEMENT AGREEMENT") sets forth the terms and conditions relating to construction of the initial tenant improvements described in the Plans to be prepared and approved as provided below (the "TENANT IMPROVEMENTS") in the Premises. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Lease (the "LEASE") to which this Improvement Agreement is attached and forms a part.

1. Base Building Work. The "Base Building Work" described on SCHEDULE 1 to this EXHIBIT B, if any, has been or will be performed by Landlord at Landlord's sole cost and expense.

2.   Plans and Specifications.

     A. Landlord shall retain the services of the space planner/architect designated by Landlord (the "SPACE PLANNER") to prepare a detailed space plan (the "SPACE PLAN") mutually satisfactory to Landlord and Tenant for the construction of the Tenant Improvements in the Premises. Tenant shall approve or disapprove the Space Plan and any proposed revisions thereto in writing within three (3) business days after receipt thereof, which approval shall not be unreasonably withheld.

     B. Based on the approved Space Plan, Landlord shall cause the Space Planner to prepare detailed plans, specifications and working drawings for the construction of the Tenant Improvements (the "PLANS"). Landlord and Tenant shall diligently pursue the preparation of the Plans. Tenant shall approve or disapprove the Plans and any proposed revisions thereto, including the estimated cost of the Tenant Improvements, in writing within three (3) business days after receipt thereof. If Tenant fails to approve or disapprove the Space Plan or Plans or any revisions thereto within the time limits specified herein, Tenant shall be deemed to have approved the same. Landlord and Tenant shall use diligent efforts to cause the final Plans and the cost estimate to be prepared and approved no later than thirty (30) days after the execution of the Lease.

     C. Notwithstanding Landlord's preparation, review and approval of the Space Plan and the Plans and any revisions thereto, Landlord shall have no responsibility or liability whatsoever for any errors or omissions contained in the Space Plan or Plans, or to verify dimensions or conditions, or for the quality, design or compliance with applicable Regulation of any improvements described therein or constructed in accordance therewith. Landlord hereby assigns to Tenant all warranties and guarantees by the Space Planner or the contractor who constructs the Tenant Improvements relating to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the design or construction of, the Tenant Improvements.

3.   Specifications for Standard Tenant Improvements.

     A. Specifications and quantities of standard building components which will comprise and be used in the construction of the Tenant Improvements ("STANDARDS") are set forth in SCHEDULE 2 to this EXHIBIT B. As used herein, "STANDARDS" or "BUILDING STANDARDS" shall mean the standards for a particular item selected from time to time by Landlord for the Building, including those set forth on SCHEDULE 2 of this EXHIBIT B, or such other standards of equal or better quality as may be mutually agreed between Landlord and Tenant in writing.

     B.   No deviations from the Standards are permitted.

4.   Tenant Improvement Cost.

     A. The cost of the Tenant Improvements shall be paid for by Tenant, including, without limitation, the cost of: Standards; space plans and studies; architectural and engineering fees; permits, approvals and other governmental fees; labor, material, equipment and supplies; construction fees and other amounts payable to contractors or subcontractors; taxes; off-site improvements; remediation and preparation of the Premises for construction of the Tenant Improvements; taxes; filing and recording fees; premiums for insurance and bonds; attorneys' fees; financing costs; and all other costs expended or to be expended in the construction of the Tenant Improvements, including those costs incurred for construction of elements of the Tenant Improvements in the Premises, which construction was performed by Landlord prior to the execution of the Lease or for materials comprising the Tenant Improvements which were purchased by Landlord prior to the execution of the Lease;

B. Provided Tenant is not in default under the Lease, including this Improvement Agreement, Landlord shall contribute a one-time tenant improvement allowance not to exceed $25 PER SQUARE FOOT BEYOND BASE BUILDING, OR ONE MILLION, FOUR HUNDRED FORTY-FOUR THOUSAND, FIFTY DOLLARS ($1,444,050) ("TENANT IMPROVEMENT ALLOWANCE") to be credited by Landlord toward the cost of the initial Tenant Improvements. If the cost of the Tenant Improvements exceeds the Tenant Improvement Allowance, Tenant shall pay Landlord 50% OF such excess cost PRIOR TO COMMENCEMENT OF CONSTRUCTION after Landlord's notice to Tenant of such excess cost INCLUDING COPIES OF ALL RELEVANT PRELIMINARY PRICE ESTIMATES. OF THE REMAINING 50% DUE, TENANT SHALL PROMPTLY REIMBURSE LANDLORD UPON DEMAND BEGINNING WITH THE FIRST MONTH OF CONSTRUCTION, FOR MONTHLY PROGRESS BILLING INVOICES FROM CONTRACTOR AND ARCHITECT UNTIL 95% OF THE TOTAL AMOUNT DUE HAS BEEN PAID THE FINAL 5% IS DUE FROM TENANT UPON COMPLETION OF THE PUNCHLIST. NON-PAYMENT OF EITHER THE PROGRESS PAYMENTS OR FINAL 5% IS CONSIDERED AN EVENT OF DEFAULT AS DEFINED IN THIS LEASE. ANY DISPUTE IS TO BE RESOLVED BY THE PROJECT ARCHITECT, PACIFIC CORNERSTONE, AS QUICKLY AS POSSIBLE. No credit shall be given to Tenant if the cost of the Tenant Improvements is less than the Tenant Improvement Allowance.

C. If the cost of the Tenant Improvements increases after the Tenant's approval of the Plans due to the requirements of any governmental agency or applicable Regulation or any other reason, Tenant shall pay Landlord the amount of such increase within FIFTEEN (15) business days after notice from Landlord of such increase.

D. If Tenant requests any change(s) in the Plans after approval of the estimate of the cost of the Tenant Improvements and any such requested changes are approved by Landlord in writing in Landlord's sole discretion, Landlord shall advise Tenant promptly of any cost increases and/or delays such approved change(s) will cause in the construction of the Tenant Improvements. Tenant shall approve or disapprove any or all such change(s) within three (3) business days after notice from Landlord of such cost increases and/or delays. To the extent Tenant disapproves any such cost increase and/or delay attributable thereto, Landlord shall have the right, in its sole discretion, to disapprove Tenant's request for any changes to the approved Plans. If the cost of the Tenant Improvements increases due to any changes in the Plan(s) requested by Tenant, Tenant shall pay Landlord the amount of such increase within three (3) business days after notice from Landlord of such increase and Tenant's approval thereof in accordance with this Paragraph 4.4.

5.       Construction of Tenant Improvements.

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

     A. Upon Tenant's approval of the Plans including the estimate of the cost of the Tenant Improvements and Landlord's receipt of payment of any such estimated cost exceeding the amount of the Tenant Improvement Allowance, Landlord shall cause its contractor to proceed to secure a building permit and commence construction of the Tenant Improvements provided that Tenant shall cooperate with Landlord in executing permit applications and performing other actions reasonably necessary to enable Landlord to obtain any required permits or certificates of occupancy; and provided further that the Building has in Landlord's discretion reached the stage of construction where it is appropriate to commence construction of the Tenant Improvements in the Premises.

     B. Without limiting the provisions of Paragraph 35 of the Lease, Landlord shall not be liable for any direct or indirect damages suffered by Tenant as a result of delays in construction beyond Landlord's reasonable control, including, but not limited to, delays due to strikes or unavailability of materials or labor, or delays caused by Tenant (including delays by the Space Planner, the contractor or anyone else performing services on behalf of Landlord or Tenant).

     C. If any work is to be performed on the Premises by Tenant or Tenant's contractor or agents:

          (1) Such work shall proceed upon Landlord's written approval of Tenant's contractor, public liability and property damage insurance carried by Tenant's contractor, and detailed plans and specifications for such work, shall be at Tenant's sole cost and expense and shall further be subject to the provisions of Paragraphs 12 and 27 of the Lease.

          (2) All work shall be done in conformity with a valid building permit when required, a copy of which shall be furnished to Landlord before such work is commenced, and in any case, all such work shall be performed in accordance with all applicable Regulations. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility for Tenant's failure to comply with all applicable Regulations.

          (3) If required by Landlord or any lender of Landlord, all work by Tenant or Tenant's contractor or agents shall be done with union labor in accordance with all union labor agreements applicable to the trades being employed.

          (4) All work by Tenant or Tenant's contractor or agents shall be scheduled through Landlord.

          (5) Tenant or Tenant's contractor or agents shall arrange for necessary utility, hoisting and elevator service with Landlord's contractor and shall pay such reasonable charges for such services as may be charged by Tenant's or Landlord's contractor.

          (6) Tenant's entry to the Premises for any purpose, including, without limitation, inspection or performance of Tenant construction by Tenant's agents, prior to the date Tenant's obligation to pay rent commences shall be subject to all the terms and conditions of the Lease except the payment of Rent. Tenant's entry shall mean entry by Tenant, its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors.

          (7) Tenant shall promptly reimburse Landlord upon demand for any reasonable expense actually incurred by the Landlord by reason of faulty work done by Tenant or its contractors or by reason of any delays caused by such work, or by reason of inadequate clean-up.

6.   Completion and Rental Commencement Date.

    A. Tenant's obligation to pay Rent under the Lease shall commence on the applicable date described in Paragraph 2 of the Lease. However:

          (1) If Tenant delays in preparing or approving the Space Plans or the Plans, or fails to approve the estimate of the cost of the Tenant Improvements or any other matter requiring Tenant's approval, or to pay the excess cost of Tenant Improvements, in each case within the time limits specified herein; or

          (2) If the construction period is extended because Tenant requests any changes in construction, or modifies the approved Plans or if the same do not comply with applicable Regulations; or

          (3) If Landlord is otherwise delayed in the construction of the Tenant Improvements for any act or omission of or breach by Tenant or anyone performing services on behalf of Tenant or on account of any work performed on the Premises by Tenant or Tenant's contractors or agents, then the date described in Paragraph 2 of the Lease shall be deemed to be accelerated by the total number of days of Tenant delays described in (a) through (c) above (each, a "TENANT DELAY"), calculated in accordance with the provisions of Paragraph 6.2 below.

     A. If the Term of the Lease has not already commenced pursuant to the provisions of Paragraph 2 of the Lease and substantial completion of the Tenant Improvements has been delayed on account of any Tenant Delays, then upon actual substantial completion of the Tenant Improvements (as defined in Paragraph 2 of the Lease), Landlord shall notify Tenant in writing of the date substantial completion of the Tenant Improvements would have occurred but for such Tenant Delays, and such date shall thereafter be deemed to be the Term Commencement Date for all purposes under the Lease. Tenant shall pay to Landlord, within three (3) business days after receipt of such written notice (which notice shall include a summary of Tenant Delays), the per diem Base Rent times the number of days between the date the Term Commencement Date would have otherwise occurred but for the Tenant Delays (as determined by the Space Planner or Landlord's contractor), and the date of actual substantial completion of the Tenant Improvements.

     B. Promptly after substantial completion of the Tenant Improvements, Landlord shall give notice to Tenant and Tenant shall conduct an inspection of the Premises with a representative of Landlord and develop with such representative of Landlord a punchlist of items of the Tenant Improvements that are not complete or that require corrections. Upon receipt of such punchlist, Landlord shall proceed diligently to remedy such items at Landlord's cost and expense provided such items are part of the Tenant Improvements to be constructed by Landlord hereunder and are otherwise consistent with Landlord's obligations under this Improvement Agreement and provided Tenant has fully paid Landlord for the cost of the Tenant Improvements exceeding the Tenant Improvement Allowance (with any dispute between Landlord and Tenant pertaining thereto to be resolved by the PROJECT ARCHITECT ). Substantial completion shall not be delayed notwithstanding delivery of any such punchlist. TENANT MUST PROMPTLY PAY LANDLORD FOR THE FINAL 5% OF THE EXCESS TENANT IMPROVEMENT COSTS UPON COMPLETION OF THE PUNCHLIST TO THE SATISFACTION OF THE PROJECT ARCHITECT.

     C. A default under this Improvement Agreement shall constitute a default under the Lease, and the parties shall be entitled to all rights and remedies under the Lease in the event of a default hereunder by the other party (notwithstanding that the Term thereof has not commenced).

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

     D. Without limiting the "as-is" provisions of the Lease, except for the Tenant Improvements, if any, to be constructed by Landlord pursuant to this Improvement Agreement, Tenant accepts the Premises in its "as-is" condition and acknowledges that it has had an opportunity to inspect the Premises prior to signing the Lease.

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                                   SCHEDULE 1

                                 TO EXHIBIT "B"

                               BASE BUILDING WORK

                                (to be provided)

                                   SCHEDULE 2

                                 TO EXHIBIT "B"

                               BUILDING STANDARDS


     The following constitutes the Building Standard tenant improvements ("STANDARDS") in the quantities specified:

                                (to be provided)




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

                                   EXHIBIT "C"

                              RULES AND REGULATIONS


1. Tenant shall not suffer or permit the obstruction of Common Areas, including driveways, walkways and stairways.

2. Landlord reserves the right to refuse access to any persons Landlord in good faith judges to be a threat to the safety, reputation, or property of the Project and its occupants.

3. Tenant shall not make or permit any noise or odors that annoy or interfere with other tenants or persons having business within the Project.

4. Tenant shall not keep animals or birds within the Project, and shall not bring bicycles, motorcycles or other vehicles into areas not designated as authorized for same.

5. Tenant shall not make, suffer or permit litter except in appropriate receptacles for that purpose.

6. Tenant shall not alter any EXTERIOR lock or install new or additional locks or bolts.

7. Tenant shall be responsible for the inappropriate use of any toilet rooms, plumbing or other utilities. No foreign substances of any kind are to be inserted therein.

8. Tenant shall not deface the walls, partitions or other surfaces of the Premises or Project.

9. Tenant shall not suffer or permit anything in or around the Premises or Building that causes excessive vibration or floor loading in any part of the Project.

10. Furniture, significant freight and equipment shall be moved into or out of the Building only with Landlord's knowledge and consent, and subject to such reasonable limitations and techniques and timing, as may be designated by Landlord. Tenant shall be responsible for any damage to the Project arising from any such activity.

11. Tenant shall not employ any service or contractor for services or work to be performed in the Building, except as approved by Landlord.

12. No window coverings, shades or awnings shall be installed or used by Tenant except building standard window coverings as provided by Landlord as part of the tenant improvements.

13. No Tenant, employee or invitee shall go upon the roof of the Building EXCEPT BY QUALIFIED INDIVIDUALS IN FULFILLING THE CONTRACTUAL REQUIREMENTS FOR HVAC OR ANTENNAE MAINTENANCE AND REPAIR WITH STRICT ATTENTION TO SECURITY AND SAFETY MEASURES THAT ARE APPROPRIATE FOR ROOF ACCESS.

14. Tenant shall not suffer or permit smoking or carrying of lighted cigars or cigarettes in areas reasonably designated by Landlord or by applicable governmental agencies as non-smoking areas.

15. Tenant shall not use any method of heating or air conditioning other than as provided by Landlord. 16. Tenant shall not install, maintain or operate any vending machines upon the Premises without Landlord's written consent.

17. The Premises shall not be used for lodging, cooking or food preparation. However, during the summer months Landlord shall permit Tenant to have monthly customer appreciate barbecues; provided that Tenant shall not disrupt other tenants' occupancy in the Project during the barbecue. Tenant shall hold Landlord harmless for any liability arising from these barbecues.

18. Tenant shall comply with all safety, fire protection and evacuation regulations established by Landlord or any applicable governmental agency.

19. Landlord reserves the right to waive any one of these rules or regulations, and/or as to any particular Tenant, and any such waiver shall not constitute a waiver of any other rule or regulation or any subsequent application thereof to such Tenant.

20. Tenant assumes all risks from theft or vandalism and agrees to keep its Premises locked as may be required.

21. Landlord reserves the right to make such other reasonable rules and regulations as it may from time to time deem necessary for the appropriate operation and safety of the Project and its occupants. Tenant agrees to abide by these and such other rules and regulations.

22. ILLUMINATED SIGNS CAN ONLY BE INSTALLED ON THE CONCRETE SURFACES OF THE BUILDING; ONLY FOAM SIGNS WILL BE CONSIDERED FOR INSTALLATION ON THE EXTERIOR GLASS PORTIONS OF THE BUILDING.


                                  PARKING RULES

1. Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles herein called "Permitted Size Vehicles." Vehicles other than Permitted Size Vehicles are herein referred to as "Oversized Vehicles."

2. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers, or invitee's to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities.

3. Landlord reserves the right to reasonably allocate parking spaces between compact and standard size spaces, as long as the same complies with applicable laws, ordinances and regulations.

4. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

5. Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Landlord will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

6. The maintenance, washing, waxing or cleaning of vehicles in the parking area or Common Areas is prohibited.

7. Tenant shall be responsible for seeing that all of its employees, agents and invitee's comply with the applicable parking rules, regulations, laws and agreements.

8. Such parking use as is herein provided is intended merely as a license only and no bailment is intended or shall be created hereby.

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

                                   EXHIBIT "D"

                    TENANT'S HAZARDOUS MATERIALS DECLARATION

                                (to be provided)




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                                   EXHIBIT "F"
                                GUARANTY OF LEASE

WHEREAS, a certain Lease by and between Spieker Properties, L.P., a California limited partnership ("LANDLORD") and ADC Wireless Systems Inc., a Minnesota corporation, a wholly owned subsidiary of ADC Telecommunication, Inc., a Minnesota corporation ("TENANT") covering certain premises located at 4790 Eastgate Mall, San Diego, CA 92121, has been executed by Tenant on March 2, 1998, which is attached hereto (the "LEASE"); and

WHEREAS, Landlord under such Lease requires as a condition to its execution of the Lease that ADC Telecommunication, Inc., a Minnesota corporation ("GUARANTOR") guarantee the full performance of the obligations of Tenant under the Lease; and

WHEREAS, Guarantor is desirous that Landlord enter into the Lease with Tenant;

NOW THEREFORE, in consideration of the execution of the Lease by Landlord, Guarantor, jointly and severally, hereby unconditionally guarantees the full performance of each and every term, covenant and condition of the Lease to be kept and performed by Tenant including the payment of all rentals and other sums to be paid by Tenant thereunder, FOR THE FIRST FIVE (5) YEARS OF THE TERM AND LIMITED TO FIVE MILLION DOLLARS ($5,000,000). Guarantor further agrees as follows:

     1. That this covenant and agreement on its part shall continue in favor of Landlord notwithstanding any extension, modification, or alteration of the Lease entered into by and between Landlord and Tenant; and that no extension, modification, alteration, or assignment of the Lease shall in any manner release or discharge Guarantor; and that the obligation of Guarantor hereunder shall in no way be terminated, affected or impaired by the reason of the failure of Landlord, its successors or assigns, to enforce any of the terms, covenants or conditions of the Lease or this Guaranty, or the granting of any indulgence or extension of time to Tenant, all of which may be given or done without notice to Guarantor;

     2. That this Guaranty will continue unchanged by any bankruptcy, reorganization, arrangement, or insolvency of Tenant, or any successor, or assignee thereof, or by any disaffirmance or abandonment by a trustee of Tenant;

     3. That Landlord may, without notice, assign this Guaranty in whole or in part, and no assignment or transfer of the Lease or this Guaranty shall operate to extinguish or diminish the liability of Guarantor hereunder;

     4. That the liability of Guarantor under this Guaranty shall be primary, and if any right of action or remedy accrues to Landlord, its successors or assigns, under the Lease or this Guaranty, Landlord, its successors or assigns, may proceed against Guarantor, without having taken or commenced any action or pursued any remedy against Tenant;

     5. That Guarantor hereby waives notice of any demand by Landlord, as well as any notice of default in the payment of rent or any other amounts contained or reserved in the Lease;

     6. Guarantor agrees that this Guaranty shall be construed in accordance with, and governed by, the laws of the State of California. Guarantor further agrees that any action or litigation to enforce this Guaranty shall properly be within the jurisdiction of the courts of the State of California and venue shall properly be in the County of San Diego, California;

     7. Guarantor promises and agrees to pay all reasonable attorney's fees, costs and expenses incurred by Landlord, its successors or assigns, in enforcing or in connection with this Guaranty;

     8. Guarantor hereby waives its rights to be exonerated hereunder pursuant to the provisions of California Civil Code 2819 and/or 2845 and pursuant to any other statute or rule of law of similar import.

The terms and provisions of this Guaranty shall be binding upon and inure to the benefit of the respective successors and assigns of the parties herein named.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed on March 2, 1998.

                                        GUARANTOR

                                        ADC Telecommunication, Inc.,
                                        a Minnesota corporation

                                        By:
                                            ------------------------------------
                                        Address: P.O. Box 1101, Minneapolis, MN
                                                 55440-1101
                                                 12501 Whitewater Drive,
                                                 Minnetonka, MN 55343

                                        Tax ID Number: 41-0743912

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